UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Yum China Holdings, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

Yum China Holdings, Inc.

7100 Corporate Drive Plano, Texas 75024 United States of America	Yum China Building 20 Tian Yao Qiao Road Shanghai 200030 People’s Republic of China

March 30, 2018

Dear Fellow Stockholders:

We are pleased to invite you to attend the 2018 Annual Meeting of Stockholders of Yum China Holdings, Inc. The Annual Meeting will be held Friday, May 11, 2018, at 8:30 a.m. local time, at Mandarin Oriental Hong Kong, 5 Connaught Road, Central, Hong Kong.

The attached notice and proxy statement contain details of the business to be conducted at the Annual Meeting. In addition, the Company’s 2017 annual report, which is being made available to you along with the proxy statement, contains information about the Company and its performance.

Your vote is important. We encourage you to vote promptly, whether or not you plan to attend the Annual Meeting. You may vote your shares over the Internet or via telephone. If you received a paper copy of the proxy materials, you may complete, sign, date and mail the proxy card in the postage-paid envelope provided.

If you plan to attend the meeting, you may also vote in person. If you hold your shares through a bank, broker or other nominee, you will be required to show the notice or voting instructions form you received from your bank, broker or other nominee or a copy of a statement (such as a brokerage statement) from your bank, broker or other nominee reflecting your stock ownership as of March 13, 2018 in order to be admitted to the meeting. All attendees must bring valid photo identification to gain admission to the meeting. Whether or not you attend the meeting, we encourage you to consider the matters presented in the proxy statement and vote as soon as possible.

Sincerely,

Joey Wat

Chief Executive Officer

Yum China Holdings, Inc.

Notice Of Annual Meeting

Of Stockholders

Time and Date:	8:30 a.m. (local time) on Friday, May 11, 2018.

Place:	Mandarin Oriental Hong Kong, 5 Connaught Road, Central, Hong Kong.

Items of Business:	(1) To elect the four Class II director nominees named in the accompanying proxy statement to serve until the 2019 annual meeting of the Company’s stockholders.

(2) To ratify the appointment of KPMG Huazhen LLP as the Company’s independent auditor for 2018.

(3) To approve, on an advisory basis, the Company’s named executive officer compensation.

(4) To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Who Can Vote:	You can vote if you were a stockholder of record as of the close of business on March 13, 2018.

How to Vote:

You may vote over the Internet or via telephone by following the instructions set forth in the accompanying proxy statement. If you received a paper copy of the proxy materials, you may also vote by completing, signing, dating and returning the proxy card. If you attend the Annual Meeting, you may vote in person. Your vote is important. Whether or not you plan to attend the Annual Meeting, please vote promptly.

Date of Mailing:	This notice, the accompanying proxy statement and the form of proxy are first being mailed to stockholders on or about March 30, 2018.

By Order of the Board of Directors,

Shella Ng

Chief Legal Officer and Corporate Secretary

PROXY STATEMENT – TABLE OF CONTENTS

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.

MEETING INFORMATION

Date: May 11, 2018 Time: 8:30 a.m. (local time) Record Date: March 13, 2018	Location: Mandarin Oriental Hong Kong 5 Connaught Road, Central Hong Kong

HOW TO VOTE

Whether or not you plan to attend the Annual Meeting, please vote as promptly as possible using one of the following methods:

•	Via Internet by following the instructions on www.proxyvote.com;

•	Via telephone by calling 1 (800) 690-6903 (toll-free in the U.S.) and following the instructions provided by the recorded message; or

•	Via mail, if you received your proxy materials by mail, by completing, signing, dating and mailing the proxy card in the postage-paid envelope provided.

If you hold your shares in the name of a bank, broker or other nominee, your ability to vote by telephone or the Internet depends on their voting processes. Please follow the directions of your bank, broker or other nominee carefully.

ITEMS OF BUSINESS

Proposal	Board Voting Recommendation	Page Reference

1.Election of Four Class II Director Nominees to Serve for a One-Year Term	FOR each nominee	22

2.Ratification of the Appointment of KPMG Huazhen LLP as the Company’s Independent Auditor for 2018	FOR	29

3.Advisory Vote on Named Executive Officer Compensation	FOR	31

YUM CHINA – 2018 Proxy Statement	1

PROXY STATEMENT SUMMARY

COMPANY OVERVIEW

On October 31, 2016, Yum China Holdings, Inc., a Delaware corporation (the “Company,” “we,” “us” or “our”), was spun-off from Yum! Brands, Inc. (“YUM”), becoming an independent publicly traded company as a result of a pro rata distribution of the Company’s common stock to shareholders of YUM. In this proxy statement, we refer to this transaction as the “spin-off.” We have the exclusive right to operate and sub-license in mainland

China the KFC concept, the leading quick-service restaurant brand in China in terms of system sales and number of restaurants, the Pizza Hut concept, the leading casual dining restaurant brand in China as measured by system sales and number of restaurants, and the Taco Bell concept, a Mexican-inspired quick-service restaurant brand. We also own the Little Sheep and East Dawning concepts outright.

SUMMARY INFORMATION REGARDING DIRECTORS

The following table provides summary information about the composition of our board of directors (the “Board of Directors” or the “Board”).

Name	Age	Director Since	Class; Year Term Expires	Primary Occupation	Independent	Board Committee Membership as of March 30, 2018
						A	C	G	F
Fred Hu (Chairman)	54	2016	III – 2019	Chairman and founder of Primavera Capital Group	✓			CC

Joey Wat	46	2017	I – 2019	Chief Executive Officer of the Company

Muktesh “Micky” Pant	63	2016	II – 2018	Vice Chairman and Senior Advisor to the Company

Peter A. Bassi	68	2016	I – 2019	Former Chairman of Yum! Restaurants International	✓	X			X

Christian L. Campbell	67	2016	III – 2019	Owner of Christian L. Campbell Consulting LLC					X

Ed Yiu-Cheong Chan	55	2016	I – 2019	Former Vice Chairman of Charoen Pokphand Group Company Limited	✓	X

Edouard Ettedgui	66	2016	I – 2019	Non-Executive Chairman of Alliance Française, Hong Kong	✓		CC

Louis T. Hsieh	53	2016	II – 2018	Chief Financial Officer of NIO Inc.	✓	CC

Jonathan S. Linen	74	2016	II – 2018	Former Vice Chairman of American Express Company	✓		X	X

Ruby Lu	47	2016	III – 2019	Independent venture capitalist	✓	X		X

Zili Shao	58	2016	III – 2019	Non-executive Chairman of Fangda Partners	✓				CC

William Wang	43	2017	II – 2018	Partner of Primavera Capital Group	✓		X

A – Audit Committee; C – Compensation Committee; G – Nominating and Governance Committee; F – Food Safety Committee; CC – Committee Chair

2	YUM CHINA – 2018 Proxy Statement

PROXY STATEMENT SUMMARY

GOVERNANCE HIGHLIGHTS

The Board believes that good corporate governance is a critical factor in achieving business success and in fulfilling the Board’s responsibilities to stockholders. The Board believes that its principles and practices align management and stockholder interests. Highlights include:

Director Independence	• Independent Board Chairman • 9 of 12 directors are independent

Director Elections and Attendance

•  Declassified Board to be effective as of the 2019 annual meeting of the Company’s stockholders

•  Majority voting policy for elections of directors in uncontested elections

•  Proxy access for director nominees by stockholders

•  100% director attendance at Board and committee meetings in 2017

•  100% director attendance at the 2017 annual meeting of the Company’s stockholders

Board Refreshment and Diversity

•  Directors with experience, qualifications and skills across a wide range of public and private companies

•  Average director age of 58

•  Independent and non-management directors may generally not stand for re-election after age 75

Other Governance Practices

•  Shareholder rights plan expired in 2017 and was not renewed

•  Director and executive officer stock ownership policies

•  Policy prohibiting hedging or other speculative trading of Company stock

•  Policy regarding resignation if any director experiences a significant change in professional roles and responsibilities

•  Board access to senior management and independent advisors

YUM CHINA – 2018 Proxy Statement	3

PROXY STATEMENT SUMMARY

WHERE YOU CAN FIND ADDITIONAL INFORMATION

Our website is located at www.yumchina.com/En. Although the information contained on or connected to our website is not part of this proxy statement, you can view additional information on our website, such as our 2017 annual report, the charters of our Board committees, our Corporate Governance Principles, our Code of Conduct and reports that we file with the Securities and

Exchange Commission (the “SEC”). Copies of these documents may also be obtained free of charge by writing Yum China Holdings, Inc., 7100 Corporate Drive, Plano, Texas 75024, or Yum China Holdings, Inc., Yum China Building, 20 Tian Yao Qiao Road, Shanghai 200030 People’s Republic of China, Attention: Corporate Secretary.

4	YUM CHINA – 2018 Proxy Statement

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

The Board of Directors of Yum China Holdings, Inc. solicits the enclosed proxy for use at the 2018 annual meeting of the Company’s stockholders (the “Annual Meeting”) to be held at 8:30 a.m. (local time), on Friday, May 11, 2018, at Mandarin Oriental Hong Kong, 5 Con-

naught Road, Central, Hong Kong. This proxy statement contains information about the matters to be voted on at the Annual Meeting and the voting process, as well as information about our directors and most highly paid executive officers.

What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders will vote on several important Company matters. In addition, our management will report on the Company’s performance over the last fiscal year and, following the meeting, respond to questions from stockholders.

Why am I receiving these materials?

You received these materials because our Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting. As a stockholder of record as of the close of business on March 13, 2018, you are invited to attend the Annual Meeting and are entitled to vote on the items of business described in this proxy statement.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

As permitted by SEC rules, we are making this proxy statement and our 2017 annual report available to our stockholders electronically via the Internet. On or about March 30, 2018, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access this proxy statement and our 2017 annual report and vote online. If you received a Notice by mail, you will not receive a printed copy of the proxy materials unless you request a copy. The Notice contains instructions on how to access and review all of the important information contained in the proxy statement and the annual report. The Notice also instructs you on how you may submit your proxy over the Internet. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the Notice.

We encourage you to take advantage of the availability of the proxy materials on the Internet in order to help lower the costs of delivery and reduce the Company’s environmental impact.

YUM CHINA – 2018 Proxy Statement	5

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

Who may attend the Annual Meeting?

The Annual Meeting is open to all stockholders of record as of the close of business on March 13, 2018, or their duly appointed proxies. If you would like to attend the Annual Meeting, you will need to bring a valid picture identification. If your shares are held in the name of a bank, broker or other nominee, you will need to bring a legal proxy from your bank or nominee or other proof of ownership as of the record date to be admitted to the

Annual Meeting. A recent brokerage statement or letter from a bank, broker or other nominee is an example of proof of ownership.

Please note that computers, cameras, sound or video recording equipment, large bags, briefcases and packages will not be allowed in the meeting room.

May stockholders ask questions?

Yes. Representatives of the Company will answer stockholders’ questions of general interest following the Annual Meeting.

Who may vote?

You may vote if you owned any shares of Company common stock as of the close of business on the record date, March 13, 2018. Each share of Company common stock is entitled to one vote. As of March 13, 2018, there were 385,926,528 shares of Company common stock outstanding.

What am I voting on?

You will be voting on the following three items of business at the Annual Meeting:

•	The election of the four Class II director nominees named in this proxy statement to serve until the 2019 annual meeting of the Company’s stockholders;

•	The ratification of the appointment of KPMG Huazhen LLP as the Company’s independent auditor for 2018; and
•	The approval, on an advisory basis, of the Company’s named executive officer compensation.

We will also consider other business that properly comes before the meeting.

How does the Board of Directors recommend that I vote?

Our Board of Directors recommends that you vote your shares:

•	FOR each of the four nominees named in this proxy statement for election to the Board;

•	FOR the ratification of the appointment of KPMG Huazhen LLP as our independent auditor for 2018; and

•	FOR the proposal on named executive officer compensation.

6	YUM CHINA – 2018 Proxy Statement

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

How do I vote before the Annual Meeting?

There are three ways to vote before the meeting:

•	By Internet—we encourage you to vote online at www.proxyvote.com by following instructions on the Notice or proxy card;

•	By telephone—you may vote by making a telephone call to 1 (800) 690-6903 (toll-free in the U.S.); or

•	By mail—if you received your proxy materials by mail, you may vote by completing, signing, dating and mailing the proxy card in the postage-paid envelope provided.

Proxies submitted through the Internet or by telephone as described above must be received by 11:59 p.m., local time, on May 10, 2018. Proxies submitted by mail must be received prior to the meeting.

If you hold your shares in the name of a bank, broker or other nominee, your ability to vote through the Internet or by telephone depends on their voting processes. Please follow the directions of your bank, broker or other nominee carefully.

Can I vote at the Annual Meeting?

Shares registered directly in your name as the stockholder of record may be voted in person at the Annual Meeting. Shares held through a bank, broker or other nominee may be voted in person only if you obtain a legal proxy from the bank, broker or other nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the Annual Meeting, we encourage you to vote your shares by proxy. You may still vote your shares in person at the meeting even if you have previously voted by proxy.

Can I change my mind after I vote?

You may change your vote at any time before the polls close at the Annual Meeting. You may do this by:

•	signing another proxy card with a later date and returning it to us for receipt prior to the Annual Meeting;

•	voting again through the Internet or by telephone prior to 11:59 p.m., local time, on May 10, 2018;

•	giving written notice to the Corporate Secretary of the Company prior to the Annual Meeting; or

•	voting again at the Annual Meeting.

Your attendance at the Annual Meeting will not have the effect of revoking a proxy unless you notify our Corporate Secretary in writing before the polls close that you wish to revoke a previous proxy.

If you hold your shares in the name of a bank, broker or other nominee, your ability change your vote depends on their voting processes. Please follow the directions of your bank, broker or other nominee carefully.

Who will count the votes?

Representatives of American Stock Transfer and Trust Company, LLC will count the votes and will serve as the independent inspector of election.

YUM CHINA – 2018 Proxy Statement	7

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

What if I return my proxy card but do not provide voting instructions?

If you vote by proxy card, your shares will be voted as you instruct by the individuals named on the proxy card. If you sign and return a proxy card but do not specify how your shares are to be voted, the persons named as proxies on the proxy card will vote your shares in accordance with the recommendations of the Board set forth on page 1.

What does it mean if I receive more than one Notice or proxy card?

If you received more than one Notice or proxy card, it means that you have multiple accounts with brokers and/or our transfer agent. Please vote all of these shares. We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is American Stock Transfer and Trust Company, LLC, which may be reached at 1 (888) 439-4986.

Will my shares be voted if I do not provide my proxy?

Your shares may be voted on certain matters if they are held in the name of a brokerage firm, even if you do not provide the brokerage firm with voting instructions. Brokerage firms have the authority under the New York Stock Exchange (“NYSE”) rules to vote shares for which their customers do not provide voting instructions on certain “routine” matters.

The proposal to ratify the appointment of KPMG Huazhen LLP as our independent auditor for 2018 is considered a routine matter for which brokerage firms may vote shares for which they have not received voting instructions. The other matters to be voted on at our Annual Meeting are not considered “routine” under applicable rules. When a matter is not a routine matter and the brokerage firm has not received voting instructions from the beneficial owner of the shares with respect to that matter, the brokerage firm cannot vote the shares on that proposal. This is called a “broker non-vote.”

How many votes must be present to hold the Annual Meeting?

Your shares are counted as present at the Annual Meeting if you attend the Annual Meeting in person or if you properly submit a proxy by Internet, telephone or mail. In order for us to conduct our Annual Meeting, a majority of the shares of Company common stock outstanding as of

March 13, 2018 must be present in person or represented by proxy at the Annual Meeting. This is referred to as a “quorum.” Abstentions and broker non-votes will be counted for purposes of establishing a quorum at the Annual Meeting.

8	YUM CHINA – 2018 Proxy Statement

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

How many votes are needed to elect directors?

You may vote “FOR” each nominee or “AGAINST” each nominee, or “ABSTAIN” from voting on one or more nominees. Unless you mark “AGAINST” or “ABSTAIN” with respect to a particular nominee or nominees or for all nominees, your proxy will be voted “FOR” each of the director nominees named in this proxy statement. In an uncontested election, a nominee will be elected as a director if the number of “FOR” votes exceeds 50% of the number of votes cast with respect to that director’s election. Abstentions will be counted as present but not voted. Abstentions and broker non-votes will not affect the outcome of the election of directors. Full details of the Company’s majority voting policy are set out in our Corporate Governance Principles and are described under “Governance of the Company—Majority Voting Policy.”

How many votes are needed to approve the other proposals?

Proposals 2 and 3 must receive the “FOR” vote of a majority of the shares, present in person or represented by proxy, and entitled to vote at the Annual Meeting. For each of these proposals, you may vote “FOR,” “AGAINST” or “ABSTAIN.” Abstentions will be counted as shares present and entitled to vote at the

Annual Meeting. Accordingly, abstentions will have the same effect as a vote “AGAINST” Proposals 2 and 3. Broker non-votes will not be counted as shares present and entitled to vote with respect to the particular matter on which the broker has not voted. Thus, broker non-votes will not affect the outcome of either of these proposals.

When will the Company announce the voting results?

The Company will announce the voting results of the Annual Meeting on a Current Report on Form 8-K filed with the SEC within four business days of the Annual Meeting.

What if other matters are presented for consideration at the Annual Meeting?

The Company knows of no other matters to be submitted to the stockholders at the Annual Meeting, other than the proposals referred to in this proxy statement. If any other matters properly come before the stockholders at the

Annual Meeting, it is the intention of the persons named on the proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

YUM CHINA – 2018 Proxy Statement	9

GOVERNANCE OF THE COMPANY

The business and affairs of the Company are managed under the direction of the Board of Directors. The Board believes that good corporate governance is a critical factor in achieving business success and in fulfilling the Board’s responsibilities to stockholders. The Board believes that its practices align management and stockholder interests.

The corporate governance section of our website makes available certain of the Company’s corporate governance materials, including our Corporate Governance Principles, the charters for each Board committee and our Code of Conduct. To access these documents on our Investor Relations website, ir.yumchina.com, click on “Governance” and then “Corporate Governance Documents.”

Highlights of our corporate governance policies and practices are described below.

Director Independence	• Independent Board Chairman • 9 of 12 directors are independent

Director Elections and Attendance

•  Declassified Board to be effective as of the 2019 annual meeting of the
Company’s stockholders

•  Majority voting policy for elections of directors in uncontested elections

•  Proxy access for director nominees by stockholders

•  100% director attendance at Board and committee meetings in 2017

•  100% director attendance at the 2017 annual meeting of the Company’s stockholders

Board Refreshment and Diversity

•  Directors with experience, qualifications and skills across a wide range of public and private companies

•  Average director age of 58

•  Independent and non-management directors may generally not stand for re-election after age 75

Other Governance Practices

•  Shareholder rights plan expired in 2017 and was not renewed

•  Director and executive officer stock ownership policies

•  Policy prohibiting hedging or other speculative trading of Company stock

•  Policy regarding resignation if any director experiences a significant change in professional roles and responsibilities

•  Board access to senior management and independent advisors

10	YUM CHINA – 2018 Proxy Statement

GOVERNANCE OF THE COMPANY

What is the composition of the Board of Directors and how often are members elected?

Our Board of Directors presently consists of 12 directors. As discussed in more detail later in this section, the Board has determined that nine of those directors, including three of the directors standing for election at the Annual Meeting, are independent under the rules of the NYSE.

The Board is currently divided into three classes of equal size. The directors designated as Class I and Class III directors have terms expiring at the 2019 annual meeting of the Company’s stockholders. The directors designated as Class II directors have terms expiring at the Annual Meeting and, if elected, will serve for a one-year term. Beginning at the 2019 annual meeting of the Company’s stockholders, each of our directors will stand for election each year for a one-year term, and our Board will therefore no longer be divided into three classes.

How often did the Board meet in 2017?

Our Board met seven times during 2017. Each director attended all of the meetings of the Board and committees on which such director served that were held during 2017 while the director was a member. Our independent direc-

tors meet privately in executive session without management present at each regularly scheduled Board meeting and held six such executive sessions in 2017. Our independent Chairman leads these Board executive sessions.

What is the Board’s policy regarding director attendance at the Annual Meeting?

All directors are encouraged to attend the Annual Meeting. All of the directors then serving on our Board attended the 2017 annual meeting of the Company’s stockholders.

How are director nominees selected?

The Nominating and Governance Committee is responsible for recommending director candidates to the full Board for nomination and election at the annual meetings of stockholders. The Nominating and Governance Committee will interview a director candidate before the candidate is submitted to the full Board for approval. The Nominating and Governance Committee’s charter provides that it may retain a third-party search firm to identify candidates from time to time. The Nominating and Governance Committee will also consider director candidates recommended by stockholders or other sources in the same manner as nominees identified by the Committee.

For a stockholder to submit a candidate for consideration by the Nominating and Governance Committee, a stockholder must notify the Company’s Corporate Secretary by mail at Yum China Holdings, Inc., 7100 Corporate Drive, Plano, Texas 75024 or at Yum China Holdings, Inc., Yum China Building, 20 Tian Yao Qiao Road, Shanghai 200030, People’s Republic of China.

In accordance with the Corporate Governance Principles, our Board seeks members from diverse professional backgrounds who combine a broad spectrum of experience and expertise with a reputation for integrity.

YUM CHINA – 2018 Proxy Statement	11

GOVERNANCE OF THE COMPANY

Directors should have experience in positions with a high degree of responsibility and be leaders in the companies or institutions with which they are affiliated, and are selected based upon contributions they can make to the Board and management. The Nominating and Governance Committee seeks to complete customary vetting procedures and background checks with respect to individuals suggested for potential Board membership by stockholders of the Company or other sources.

Ten of our current directors joined the Board in connection with the spin-off from YUM in 2016. In 2017, the Board expanded its size from ten directors to 12 directors and appointed Ms. Joey Wat and Mr. William Wang as directors. Ms. Wat serves as the Chief Executive Officer of the Company and Mr. Wang was identified to the Company by Primavera pursuant to the shareholders agreement discussed below. We believe that each of our directors has met the guidelines set forth in the Corporate Governance Principles.

What are the directors’ qualifications and skills?

As noted in the director biographies that follow this section, our directors have experience, qualifications and skills across a wide range of public and private companies spanning many different industries, possessing a broad spectrum of experience both individually and collectively. They bring a diverse mix of regional, industry and professional expertise to the Company.

Can stockholders nominate directors for election to the Board?

Yes, under our amended and restated bylaws, stockholders may nominate persons for election as directors at an annual meeting by following the procedures described under “Additional Information.”

In addition, our amended and restated bylaws include provisions permitting, subject to certain terms and conditions, stockholders owning at least 3% of the outstanding shares of Company common stock for at least three consecutive years to use our annual meeting proxy statement to nominate a number of director candidates not to exceed 20% of the number of directors in office, subject to reduc-

tion in certain circumstances. Because we have been an independent publicly traded company for less than three years, stockholders will not be able to nominate directors for election using these proxy access procedures until the 2020 annual meeting of the Company’s stockholders.

What is the Board’s leadership structure?

Our Board is currently led by an independent Chairman, Dr. Fred Hu. Our Board believes that Board independence and oversight of management are effectively maintained through a strong independent Chairman and through the Board’s composition, committee system and policy of having regular executive sessions of non-management directors, all of which are discussed below this section.

Further, separating the Chairman and Chief Executive Officer roles enables the Chairman to focus on corporate governance matters and the Chief Executive Officer to focus on the Company’s business. We find that this structure works well to foster an open dialogue and constructive feedback among the independent directors and

12	YUM CHINA – 2018 Proxy Statement

GOVERNANCE OF THE COMPANY

management. It further allows the Board to effectively represent the best interests of all stockholders and contribute to the Company’s long-term success.

To promote effective independent oversight, the Board has adopted a number of governance practices discussed below.

What are the Company’s governance policies and ethical guidelines?

•

Board Committee Charters. The Audit Committee, Compensation Committee, Nominating and Governance Committee and Food Safety Committee of the Board of Directors operate pursuant to their respective written charters. These charters were approved by the Board of Directors and are reviewed annually by the respective committees. Each charter is available on the Company’s website at ir.yumchina.com.

•

Governance Principles. The Board of Directors has adopted Corporate Governance Principles, which are intended to embody the governance principles and procedures by which the Board functions. These principles are available on the Company’s website at ir.yumchina.com.

•	Ethical Guidelines. YUMC’s Code of Conduct was adopted to emphasize the Company’s commitment to the highest standards of business conduct. The Code of

Conduct also sets forth information and procedures for employees to report ethical or accounting concerns, misconduct or violations of the Code of Conduct in a confidential manner. The Code of Conduct applies to all directors and employees of the Company, including the principal executive officer, the principal financial officer and the principal accounting officer. All employees of the Company are required, on an annual basis, to complete the Yum China Code of Conduct Questionnaire and certify in writing that they have read and understand the Code of Conduct. The Code of Conduct is available on the Company’s website at ir.yumchina.com. The Company intends to post amendments to or waivers from the Code of Conduct (to the extent applicable to directors or executive officers) on this website.

What other significant Board governance practices does the Company have?

•

Role of Lead Director. Our Corporate Governance Principles require the independent directors to appoint a Lead Director when the Chairman does not qualify as independent in accordance with the applicable rules of the NYSE. The Company currently does not have a Lead Director because the Chairman of the Board is independent.

•

Executive Sessions. Our independent and non-management directors meet regularly in executive session. The executive sessions are attended only by the independent and non-management directors and are presided over by the independent Chairman. Our independent directors also meet in executive session at least once per year.

YUM CHINA – 2018 Proxy Statement	13

GOVERNANCE OF THE COMPANY

•

Board and Committee Evaluations. The Board conducts an annual self-evaluation process that is led by the Nominating and Governance Committee. This assessment focuses on the Board’s contribution to the Company and emphasizes those areas in which the Board believes a better contribution could be made. In addition, each of the Audit Committee, the Compensation Committee and the Nominating and Governance Committees also conducts a similar annual self-evaluation pursuant to their respective charters.

•

Retirement Policy. Pursuant to our Corporate Governance Principles, independent or non-management directors may not stand for re-election to the Board after they have reached the age of 75, unless the Board unanimously elects to have the director stand for re-election.

•

Limits on Director Service on Other Public Company Boards. Our Corporate Governance Principles provide that directors may serve on no more than four other public company boards. The Company’s Chief Executive Officer, if a director, may serve on no more than two other public company boards. All directors are expected to advise the Chairman and the Chair of the Nominating and Governance Committee prior to accepting any other public company directorship or any assignment to the audit committee or compensation committee of other public company boards.

•

Majority Voting Policy. Our amended and restated bylaws require majority voting for the election of directors in uncontested elections. This means that director nominees in an uncontested election for directors must receive a number of votes “FOR” their election in excess of 50% of the number of votes cast with respect to that director’s election. The Corporate Governance

Principles further provide that any incumbent director who does not receive a majority of “FOR” votes will promptly tender to the Board his or her resignation from the Board. The resignation will specify that it is effective upon the Board’s acceptance of the resignation. The Board will, through a process managed by the Nominating and Governance Committee and excluding the nominee in question, accept or reject the resignation and publicly disclose the Board’s decision regarding the resignation and the rationale behind the decision within 90 days from the date of the certification of the election results.

•

Access to Management and Employees. Our directors have complete and open access to senior members of management. Our Chief Executive Officer invites key employees of the Company to attend Board sessions at which the Chief Executive Officer believes they can meaningfully contribute to Board discussion.

•

Access to Outside Advisors. The Board and Board committees have the right to consult and retain independent legal and other advisors at the expense of the Company. The Audit Committee has the sole authority to appoint, determine funding for and replace the independent auditor. The Compensation Committee has the sole authority to retain any advisor to assist it in the performance of its duties, after taking into consideration all factors relevant to the advisor’s independence from management. The Nominating and Governance Committee has the sole authority to retain search firms to be used to identify director candidates. The Food Safety Committee has the authority to consult and retain any advisor to assist it in connection with the exercise of its responsibilities and authority.

What is the Board’s role in risk oversight?

The Board maintains overall responsibility for overseeing the Company’s risk management framework. In furtherance of its responsibility, the Board has delegated specific risk-related responsibilities to the Audit Committee, the Compensation Committee and the Food Safety Committee.

14	YUM CHINA – 2018 Proxy Statement

GOVERNANCE OF THE COMPANY

Audit Committee

The Audit Committee engages in substantive discussions with management regarding the Company’s major risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies. Our Head of Corporate Audit reports directly to the Audit Committee, as well as our Chief Financial Officer. The Audit Committee also receives reports at each committee meeting regarding legal and regulatory risks from management and meets periodically in separate executive sessions with our independent auditor and our Head of Corporate Audit. The Chief Legal Officer reports regularly to the Audit Committee on the Company’s key risk areas and compliance programs. The Audit Committee periodically provides a summary to the full Board of the risk areas reviewed together with any other risk-related subjects discussed at the Audit Committee meeting. Alternatively, the Board may review and discuss directly with management the major risks arising from the Company’s business and operations.

Compensation Committee

The Compensation Committee considers the risks that may be implicated by our compensation programs through a risk assessment conducted by management and reports its conclusions to the full Board. This oversight helps ensure the Company’s compensation programs align with the Company’s goals and compensation philosophies and, along with other factors, operate to mitigate against the risk that such programs would encourage excessive or inappropriate risk-taking.

Food Safety Committee

In December 2017, the Board established the Food Safety Committee to assist the Board in its oversight of the Company’s practices, programs, procedures and initiatives relating to food safety. The Food Safety Committee also monitors trends, issues and concerns affecting the Company’s food safety practices, and the risks arising therefrom, in light of the Company’s overall efforts related to food safety.

What is the Board’s role in management development and succession planning?

The Board considers management development and succession planning to be a critical part of our Company’s long-term strategy. In accordance with our Corporate Governance Principles, the Board reviews the Company’s succession planning, including succession planning in the case of retirement of the Chief Executive Officer of the Company. The Chief Executive Officer periodically reports to the Board with regard to his or her recommendations for potential successors to senior executive positions and development plans for such individuals. In addition, the Board reviews recommendations from the Compensation Committee with regard to the performance evaluation of the Chief Executive Officer, which the

Compensation Committee conducts annually, in accordance with its charter.

In September 2017, Mr. Micky Pant notified the Board that he would be stepping down from the office of Chief Executive Officer of the Company, effective March 1, 2018. Pursuant to the Company’s succession plan and after careful deliberations, the Board appointed Ms. Joey Wat as the Company’s Chief Executive Officer, effective March 1, 2018. Mr. Pant continues to serve the Company as Senior Advisor to the Company and also assumed the role of Vice Chairman of the Board.

YUM CHINA – 2018 Proxy Statement	15

GOVERNANCE OF THE COMPANY

How does the Board determine which directors are considered independent?

The Company’s Corporate Governance Principles, adopted by the Board, require that a majority of the directors qualify as independent in accordance with the applicable rules of the NYSE. The Board determines on an annual basis whether each director qualifies as independent pursuant to the applicable rules of the NYSE.

Pursuant to the Corporate Governance Principles, the Board undertook its annual review of director independence. During this review, the Board considered transactions and relationships between each director or any member of his or her immediate family and the Company and its subsidiaries and affiliates. As provided in the Corporate Governance Principles, the purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent.

As a result of the review, the Board affirmatively determined that all of the directors are independent of the Company and its management under NYSE rules, with the exception of Christian Campbell, Micky Pant and Joey Wat. Mr. Campbell is not considered an independent director because he served as an executive officer of

YUM until his retirement in February 2016. Mr. Pant is not considered an independent director because he formerly served as Chief Executive Officer of the Company. Ms. Wat is not considered an independent director because she is the current Chief Executive Officer of the Company.

In reaching this conclusion, the Board determined that Dr. Hu, Messrs. Bassi, Chan, Ettedgui, Hsieh, Linen, Shao and Wang and Ms. Lu had no material relationship with the Company other than their relationship as a director. As part of its assessment, the Board considered the fact that Mr. Shao served as Co-Chairman and Partner of King & Wood Mallesons China until May 2017, and that the Company paid fees to King & Wood Mallesons China for legal services that accounted for less than 1% of King & Wood Mallesons China’s revenue in 2017. Based on the amount of fees the Company paid to King & Wood Mallesons China, and based on the fact that Mr. Shao did not directly participate in rendering legal services to the Company, the Board determined that this relationship was not material to Mr. Shao or King & Wood Mallesons China, and therefore the Board determined Mr. Shao was independent.

How do stockholders communicate with the Board?

Stockholders or other parties who wish to communicate directly with the non-management directors, individually or as a group, or the entire Board may do so by writing to the Nominating and Governance Committee, c/o the Corporate Secretary, Yum China Holdings, Inc., 7100 Corporate Drive, Plano, Texas, 75024. The Nominating and Governance Committee of the Board has approved a process for handling correspondence received by the Company and addressed to non-management members of the Board or the entire Board. Under that process, the Corporate Secretary of the Company reviews all such correspondence and regularly forwards to a designated member of the Nominating and Governance Committee copies of all such correspondence (except commercial correspondence and correspondence that is duplicative in nature) and a summary of all such correspondence. Directors may at any time review a log of all correspondence received by the Company that is addressed to members of the Board and request copies of any such correspondence. Written correspondence from stockholders relating to accounting, internal controls or auditing matters are brought to the attention of the Chairperson of the Audit Committee and to the internal audit department and are handled in accordance with procedures established by the Audit Committee with respect to such matters (described below). Correspondence from stockholders relating to Compensation Committee matters are referred to the Chairperson of the Compensation Committee.

16	YUM CHINA – 2018 Proxy Statement

GOVERNANCE OF THE COMPANY

How do the Board and management engage with stockholders?

Our Board and management are committed to regular engagement with our stockholders. In 2017, we contacted our top 25 stockholders, which comprise holders of nearly 50% of the outstanding shares of Company common stock, in order to solicit their input on important governance, executive compensation and other matters. Additionally, our senior management team, including our Chief Executive Officer and Chief Financial Officer, regularly engage in meaningful dialogue with our stockholders, including through our quarterly earnings calls and investor conferences and meetings. Our senior management team regularly reports to our Board and, as applicable, committees of our Board, regarding stockholder views.

We evaluate and respond to the views voiced by our stockholders. As a result of our stockholder engagement process in 2017, we have expanded our disclosures on risk oversight and succession planning in this proxy statement.

What are the Company’s policies on reporting of concerns regarding accounting and auditing matters?

The Audit Committee has established policies on reporting concerns regarding accounting and auditing matters in addition to our policy on communicating with our non-management directors. Any employee may, on a confidential or anonymous basis, submit complaints or concerns regarding accounting or auditing matters to the Chief Legal Officer of the Company through the Company’s Employee Hotline or by e-mail or regular mail. If an employee is uncomfortable for any reason contacting the Chief Legal Officer, the employee may contact the Chairperson of the Audit Committee. The Chief Legal Officer maintains a log of all complaints or concerns, tracking their receipt, investigation and resolution and prepares a periodic summary report thereof for the Audit Committee.

YUM CHINA – 2018 Proxy Statement	17

GOVERNANCE OF THE COMPANY

What are the Committees of the Board?

The Board of Directors has standing Audit, Compensation, Nominating and Governance and Food Safety Committees. Set forth below is a summary of the functions of each committee, the members of each committee and the number of meetings each committee held in 2017.

Audit Committee Louis T. Hsieh, Chair Peter A. Bassi Ed Yiu-Cheong Chan Ruby Lu Number of meetings held in 2017: 8

•  Possesses sole authority regarding the selection and retention of the independent auditor

•  Reviews and has oversight over the Company’s internal audit function

•  Reviews and approves all auditing services, internal control-related services and permitted non-audit services to be performed for the Company by the independent auditor

•  Reviews the independence, qualification and performance of the independent auditor

•  Reviews and discusses with management and the independent auditor any major issues as to the adequacy of the Company’s internal controls, any special steps adopted in light of material control deficiencies and the adequacy of disclosures about changes in internal control over financial reporting

•  Reviews and discusses with management and the independent auditor the annual audited financial statements, results of the review of the Company’s quarterly financial statements and significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements

•  Reviews the Company’s accounting and financial reporting principles and practices, including any significant changes thereto

•  Advises the Board with respect to Company policies and procedures regarding compliance with applicable laws and regulations and with the Company’s Code of Conduct

•  Discusses with management the Company’s major risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies. Further detail about the role of the Audit Committee in risk assessment and risk management is included in the section entitled “What is the Board’s role in risk oversight?”.

The Board of Directors has determined that all of the members of the Audit Committee are independent within the meaning of applicable SEC regulations and the listing standards of the NYSE and that Mr. Hsieh, the Chairperson of the Committee, is qualified as an audit committee financial expert within the meaning of SEC regulations. The Board has also determined that Mr. Hsieh has accounting and related financial management expertise within the meaning of the listing standards of the NYSE and that each member is financially literate within the meaning of the listing standards of the NYSE.

18	YUM CHINA – 2018 Proxy Statement

GOVERNANCE OF THE COMPANY

Compensation Committee Edouard Ettedgui, Chair Jonathan S. Linen William Wang Number of meetings held in 2017: 7

•  Oversees the Company’s executive compensation plans and programs and reviews and recommends changes to these plans and programs

•  Monitors the performance of the Chief Executive Officer and other senior executives in light of corporate goals set by the Committee

•  Reviews and approves the corporate goals and objectives relevant to the Chief Executive Officer’s and other senior executives’ compensation and evaluates their performance in light of those goals and objectives

•  Determines and approves the compensation level of the Chief Executive Officer and other senior executive officers based on this evaluation

•  Reviews the Company’s compensation plans, policies and programs to assess the extent to which they encourage excessive or inappropriate risk-taking or earnings manipulation

•  Reviews management succession planning and makes recommendations to the Board

The Board has determined that all of the members of the Compensation Committee are independent within the meaning of the listing standards of the NYSE.

Nominating and Governance Committee Fred Hu, Chair Jonathan S. Linen Ruby Lu Number of meetings held in 2017: 4

•  Identifies and proposes to the Board individuals qualified to become Board members and recommends to the Board director nominees for each committee

•  Advises the Board on matters of corporate governance

•  Reviews and reassesses from time to time the adequacy of the Company’s Corporate Governance Principles and recommends any proposed changes to the Board for approval

•  Receives comments from all directors and reports annually to the Board with assessment of the Board’s performance

•  Reviews annually and makes recommendations to the Board with respect to the compensation and benefits of directors

The Board has determined that all of the members of the Nominating and Governance Committee are independent within the meaning of the listing standards of the NYSE.

Food Safety Committee Zili Shao, Chair Peter A. Bassi Christian L. Campbell

•  Reviews, evaluates and advises the Board regarding the practices, procedures, strategies and initiatives to protect food safety

•  Reviews, evaluates and advises the Board regarding trends, issues and concerns which affect or could affect the Company’s food safety practices, and the risks arising therefrom, in light of the Company’s overall efforts related to food safety

•  Reviews and evaluates any corrective action taken by management to address any food safety related risks or incident, if any, and advises the Board regarding any proposed action in relation thereto

The Food Safety Committee was established in December 2017 and did not hold any meetings in 2017.

YUM CHINA – 2018 Proxy Statement	19

GOVERNANCE OF THE COMPANY

What are the Company’s policies and procedures with respect to related person transactions?

Under the Company’s Related Person Transaction Policies and Procedures, the Audit Committee reviews the material facts of all related person transactions that require the Audit Committee’s approval and either approves or disapproves of the entry into the related person transaction. In determining whether to approve or ratify a related person transaction, the Audit Committee will determine whether such transaction is in, or not opposed to, the best interest of the Company and will take into account, among other factors it deems appropriate, whether such transaction is on terms no less favorable to the Company than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction. Transactions, arrangements or relationships or any series of similar transactions, arrangements or relationships in which (i) a related person has or will have a direct or indirect material interest, (ii) the Company is a participant and (iii) that exceed $120,000 in any calendar year are subject to the Audit Committee’s review. Any director who is a related person with respect to a transaction under review may not participate in any discussion or approval of the transaction, except that the director will provide all material information concerning the transaction to the Audit Committee.

Related persons are directors, director nominees, executive officers, beneficial owners of 5% or more of the outstanding shares of Company common stock and their immediate family members. An immediate family member includes a person’s children, stepchildren, parents, stepparents, spouse, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law and anyone sharing such person’s household (other than a tenant or employee).

After its review, the Audit Committee may approve or ratify the transaction. The policies and procedures provide that certain transactions are deemed to be pre-approved even if they will exceed $120,000. These transactions include employment of executive officers, director compensation and transactions with other companies if the aggregate amount of the transaction does not exceed the greater of $1 million or 2% of that company’s total consolidated gross revenues and the related person is not an executive officer of the other company.

Other than as described below, there were no transactions considered to be a related person transaction from January 1, 2017 through the date of this proxy statement.

In connection with the spin-off, on September 1, 2016, YUM and the Company entered into investment agreements with each of Pollos Investment L.P., an affiliate of Primavera Capital Group (“Primavera”), and API (Hong Kong) Investment Limited, an affiliate of Zhejiang Ant Small and Micro Financial Services Group Co., Ltd. (“Ant Financial” and, together with Primavera, the “Investors”). Pursuant to the investment agreements, on November 1, 2016, Primavera and Ant Financial collectively invested $460 million (the “Investment”) in the Company in exchange for: (i) shares of the Company’s common stock representing in the aggregate 4.8% of the Company’s common stock issued and outstanding immediately following the spin-off, after giving effect to the post-closing adjustment as discussed below and (ii) two tranches of warrants (the “Warrants”), exercisable by the Investors for an approximate additional 3.9% ownership, in the aggregate, of the Company’s common stock issued and outstanding after the spin-off, taking into account the shares previously issued to the Investors. In connection with and at the closing of the Investment, on November 1, 2016, the Company and the Investors entered into a shareholders agreement, relating to rights and obligations of the Investors as holders of Company common stock and Warrants. Pursuant to the terms of the shareholders agreement, Primavera identified two director designees, Dr. Hu and Mr. Wang. In addition, Ant Financial designated one non-voting Board observer.

On January 9, 2017, following the expiration of the post-closing measurement period specified in the investment agreements, the Company repurchased from the Investors a portion of the previously-issued shares of Company

20	YUM CHINA – 2018 Proxy Statement

GOVERNANCE OF THE COMPANY

common stock at par value. In addition, the Company issued the Warrants to the Investors. These transactions were completed pursuant to the terms of the investment agreements entered into prior to the spin-off and were, accordingly, approved by the board of directors of YUM.

Does the Company require stock ownership by directors?

The Board believes that the number of shares of Company common stock owned by each director is a personal decision. However, the Board strongly supports the position that directors should own a meaningful number of shares of Company common stock and expects that a director will not sell any shares received as director compensation until at least 12 months following the director’s retirement or departure from the Board.

The Company’s non-employee directors receive a significant portion of their annual compensation in shares of Company common stock. The Company believes that the emphasis on the equity component of director compensation serves to further align the interests of directors with those of our stockholders.

Does the Company require stock ownership by executive officers?

The Board has adopted Stock Ownership Guidelines, which require executive officers to own a substantial amount of Company common stock in order to promote an ownership mentality among management and align their interests with those of stockholders. See “Executive Compensation—Stock Ownership Guidelines” for more information.

How many shares of Company common stock do the directors and executive officers own?

Stock ownership information for our directors and executive officers is shown under “Stock Ownership Information.”

Does the Company have a policy on hedging or other speculative trading in Company common stock?

Directors and executive officers are prohibited from speculative trading in Company common stock, including trading in puts, calls or other hedging or monetization transactions.

How are directors compensated?

Employee directors do not receive additional compensation for serving on the Board of Directors. The annual compensation for each director who is not an employee of the Company is discussed under “2017 Director Compensation.”

YUM CHINA – 2018 Proxy Statement	21

MATTERS REQUIRING STOCKHOLDER ACTION

ITEM 1.    Election of Directors

Our Board currently consists of 12 directors divided into three classes of equal size. The directors designated as Class I and Class III directors have terms expiring at the 2019 annual meeting of the Company’s stockholders. The directors designated as Class II directors have terms expiring at the Annual Meeting and, if elected, will serve for a one-year term. Beginning at the 2019 annual meeting of the Company’s stockholders, each of our directors will stand for election each year for a one-year term, and our Board will therefore no longer be divided into three classes.

Who are the Class II director nominees?

The Board has selected Louis T. Hsieh, Jonathan S. Linen, Muktesh “Micky” Pant and William Wang for election as Class II director nominees. None of the Class II nominees has been elected by our public stockholders. If elected, the nominees will serve as directors and hold office until the 2019 annual meeting of the Company’s stockholders and until their respective successors have been duly elected and qualified or until their earlier death, resignation or removal.

The biographies of each of the nominees for Class II directors and the continuing Class I and Class III directors below contain information regarding the person’s service as a director, business experience, director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the Nomi-

nating and Governance Committee and the Board to determine that the person should serve as a director for the Company. In addition to the information presented below regarding each nominee’s specific experience, qualifications, attributes and skills that led our Board to the conclusion that he or she should serve as a director, we also believe that all of our director nominees have a reputation for integrity, honesty and adherence to high ethical standards. They each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to the Company and our Board.

There are no family relationships among any of the directors and executive officers of the Company. Director ages are as of March 13, 2018.

What if a nominee is unwilling or unable to serve?

That is not expected to occur. If it does, proxies may be voted for a substitute nominated by the Board of Directors.

What vote is required to elect directors?

A nominee will be elected as a director if the number of “FOR” votes exceeds the number of “AGAINST” votes with respect to his election.

The Board of Directors recommends that you vote FOR the election of the four Class II director nominees.

22	YUM CHINA – 2018 Proxy Statement

MATTERS REQUIRING STOCKHOLDER ACTION

Nominees for Class II Directors Whose Terms, if Elected, Will Expire in 2019

Louis T. Hsieh Age 53 Director Since 2016

Louis T. Hsieh has served as the Chief Financial Officer of NextEV (NIO Inc.), a developer of electric, autonomous vehicles, since May 2017. Mr. Hsieh also has served as a Senior Adviser to the Chief Executive Officer since 2016 and as a director since 2007 of New Oriental Education & Technology Group, a provider of private educational services in China. Prior to his current role, Mr. Hsieh served as that company’s Chief Financial Officer from 2005 to 2015 and President from 2009 to 2016. In addition, Mr. Hsieh serves as an independent director, member of the corporate governance committee and Chairman of the audit committee for JD.com, Inc. Previously, Mr. Hsieh served as an independent director and Chairman of the audit committee for Nord Anglia Education, Inc. He also served as an independent director, member of the corporate governance committee and Chairman of the audit committee for Perfect World Co., Ltd. and China Digital TV Holding Co., Ltd. Mr. Hsieh brings to our Board corporate leadership and public company board experience as well as his extensive financial and international business experience.

Jonathan S. Linen Age 74 Director Since 2016

Jonathan S. Linen has been a member of the board of directors of Modern Bank, N.A. since 2005. Mr. Linen served as advisor to the Chairman of American Express Company, a financial services company, from January 2006 to July 2016. Prior to his role as advisor to the Chairman, Mr. Linen served as the Vice Chairman of American Express Company since August 1993. Mr. Linen served on the board of directors of YUM from 2005 to 2016 and of The Intercontinental Hotels Group from 2005 to 2015. In addition, Mr. Linen is a former director of Bausch & Lomb. Mr. Linen brings to our Board operating and management experience, expertise in finance, marketing and international business development and public company board and committee experience.

YUM CHINA – 2018 Proxy Statement	23

MATTERS REQUIRING STOCKHOLDER ACTION

Micky Pant Age 63 Director Since 2016

Micky Pant has served as the Vice Chairman of the Board and Senior Advisor to the Company since March 2018. Mr. Pant served as the Chief Executive Officer of the Company from October 2016 to February 2018. He also served as the Chief Executive Officer of the YUM China Division of YUM from August 2015 to October 2016. Commencing in 2006, Mr. Pant held a number of leadership positions at YUM, including the Chief Executive Officer of the KFC Division, CEO of YRI, President of Global Branding for YUM, President of YRI, Chief Marketing Officer of YUM, Global Chief Concept Officer for YUM and President of Taco Bell International. Before joining YUM, Mr. Pant built a foundation in marketing and international business with 15 years at Unilever in India and the U.K. and worked at PepsiCo, Inc. and Reebok International Limited. Since December 2014, Mr. Pant has served as an independent director on the board of Pinnacle Foods, Inc., where he also serves on the audit committee and the nominating and governance committee. Mr. Pant brings to our Board his vast knowledge of KFC and Pizza Hut best practices from around the globe and strategic, brand building expertise. In addition, Mr. Pant brings to our Board his corporate leadership knowledge and public company board experience.

William Wang Age 43 Director Since 2017

William Wang is one of the founding partners of Primavera Capital Group, a China-based global investment firm (“Primavera”). Prior to Primavera, Mr. Wang served as a Managing Director of Goldman Sachs Merchant Banking/Principal Investment Area (“GS”), where he led significant successful investments in China for the group. Prior to GS, Mr. Wang worked in Investment Banking Division and Private Equity Group of China International Capital Corporation Limited (CICC). Mr. Wang currently serves as a director on the board of Geely Automobile Holdings Limited, a Hong Kong listed company, in addition to directorships at Primavera’s portfolio companies. Mr. Wang brings to our Board deep knowledge and investment insights of the Chinese market.

24	YUM CHINA – 2018 Proxy Statement

Continuing Class I Directors Whose Terms Will Expire in 2019

Peter A. Bassi Age 68 Director Since 2016

Peter A. Bassi served as Chairman of Yum! Restaurants International (“YRI”) from 2003 to 2005 and as its President from 1997 to 2003. Prior to that position, Mr. Bassi spent 25 years in a wide range of financial and general management positions at PepsiCo, Inc., Pepsi-Cola International, Pizza Hut (U.S. and International), Frito-Lay and Taco Bell. Mr. Bassi currently serves as lead director and Chairman of the nominating and governance committee of BJ’s Restaurant, where he also serves on the audit committee and compensation committee, and as the Chairman of the board and the Chairman of the nominating and governance committee of Potbelly Sandwich Works. He has been a member of each board of directors since 2004 and 2009, respectively. In addition, Mr. Bassi serves on the Value Optimization Board for the private equity firm Mekong Capital, based in Vietnam. Mr. Bassi served on the board of The Pep Boys—Manny, Moe & Jack from 2002 to 2009, and served on the board of Amrest Holdings (Poland) from 2012 to 2015. Mr. Bassi brings to our Board knowledge of the quick-service restaurant industry and global franchising. In addition, he brings to our Board extensive public company board and corporate governance experience.

Ed Yiu-Cheong Chan Age 55 Director Since 2016

Ed Yiu-Cheong Chan served as Vice Chairman of Charoen Pokphand Group Company Limited and as an Executive Director and Vice Chairman of C.P. Lotus Corporation from 2012 to February 2018. Mr. Chan was Regional Director of North Asia of the Dairy Farm Group and a director of Dairy Farm Management Services Limited from November 2001 to November 2006. Mr. Chan was the President and Chief Executive Officer of Walmart China from November 2006 to October 2011. Mr. Chan is a non-executive director of Treasury Wine Estates Limited, a company listed on the Australian Securities Exchange, and an independent non-executive director of Link Real Estate Investment Trust, which is listed on the Stock Exchange of Hong Kong Limited. Mr. Chan brings to our Board knowledge of the food and beverage industry in Asia and extensive public company board and corporate governance experience.

Edouard Ettedgui Age 66 Director Since 2016

Edouard Ettedgui has served as the non-executive Chairman of Alliance Française, Hong Kong since 2016. He also serves as a non-executive director of Mandarin Oriental International Limited, the company for which he was the Group Chief Executive from 1998 to 2016. Prior to his time at Mandarin Oriental International, Mr. Ettedgui was the Chief Financial Officer for Dairy Farm International Holdings, and he served in various roles for British American Tobacco, including Business Development Director, Group Finance Controller and Group Head of Finance. Mr. Ettedgui has also held senior finance positions in seven countries at Philips International. Mr. Ettedgui brings to our Board senior management experience in various international consumer-product industries, extensive financial expertise and public company board experience.

YUM CHINA – 2018 Proxy Statement	25

Joey Wat Age 46 Director Since 2017

Joey Wat has served as the Chief Executive Officer of the Company since March 2018. Ms. Wat served as President and Chief Operating Officer of Yum China from February 2017 to February 2018 and the Chief Executive Officer, KFC from October 2016 to February 2017, a position she held at Yum! Restaurants China from August 2015 to October 2016. Ms. Wat joined Yum! Restaurants China in September 2014 as President of KFC China and was promoted to Chief Executive Officer for KFC China in August 2015. Before joining YUM, Ms. Wat served in both management and strategy positions at AS Watson of Hutchison Group (“Watson”), an international health, beauty and lifestyle retailer, in the U.K. from 2004 to 2014. Her last position at Watson was Managing Director of Watson U.K., which operates Superdrug and Savers, two retail chains specializing in the sale of pharmacy and health and beauty products, from 2012 to 2014. She made the transition from Head of Strategy of Watson in Europe to Managing Director of Savers in 2007. Before joining Watson, Ms. Wat spent seven years in management consulting including with McKinsey & Company’s Hong Kong office from 2000 to 2003. Ms. Wat brings to our Board extensive knowledge of the Company’s business and her industry acumen acquired in the course of a career that included several leadership roles in retail companies.

26	YUM CHINA – 2018 Proxy Statement

Continuing Class III Directors Whose Term Will Expire in 2019

Christian L. Campbell Age 67 Director Since 2016

Christian L. Campbell owns Christian L. Campbell Consulting LLC, which specializes in global corporate governance and compliance, and he has served as the owner of that entity since February 2016. Mr. Campbell previously served as Senior Vice President, General Counsel and Secretary of YUM from its formation in 1997 until his retirement in February 2016. In 2001, Mr. Campbell’s role was expanded to include Chief Franchise Policy Officer. In these positions, Mr. Campbell oversaw all legal matters at YUM and was responsible for the oversight of YUM purchasing as a director of YUM’s purchasing cooperative with its franchisees. Prior to joining YUM, Mr. Campbell was a Senior Vice President and General Counsel at Owens Corning, a leading global producer of fiberglass insulation and composite building materials. Prior to Owens Corning, he was Vice President and General Counsel for Nalco Chemical Company. In addition, Mr. Campbell was a founding director of Restaurant Supply Chain Solutions, Inc. (“RSCS”), a purchasing cooperative for YUM’s U.S. franchising partners, and he served on RSCS’s board of directors from its formation in 2001 until 2015. Mr. Campbell brings to our Board expertise in corporate governance and corporate compliance of publicly traded companies. In addition, Mr. Campbell brings to our Board extensive knowledge of the quick-service restaurant industry, global franchising and corporate leadership.

Fred Hu Age 54 Director Since 2016

Fred Hu is Chairman and founder of Primavera. Dr. Hu has served as Chairman of Primavera since its inception in 2010. Prior to Primavera, Dr. Hu served in various roles at Goldman Sachs from 1997 to 2010, including serving as Chairman of Greater China at Goldman Sachs Group, Inc. From 1991 to 1996, Dr. Hu served as an economist at the International Monetary Fund (IMF) in Washington D.C., where he engaged in macroeconomic research, policy consultations and technical assistance for member country governments including China. Dr. Hu also served as director of the National Center for Economic Research and professor at Tsinghua University. He is the author of several books and other publications in the areas of economics and finance and on China and Asian economies. Dr. Hu has advised the Chinese government on financial and pension reform, state-owned enterprise (SOE) restructuring and macroeconomic policies. Dr. Hu is a trustee of China Medical Board and the Co-Chairman of the Nature Conservatory’s Asia Pacific Council. Dr. Hu brings to our Board extensive expertise in international affairs and the Chinese economy. In addition, Dr. Hu brings valuable business, strategic development and corporate leadership experience as well as expertise in economics, finance and global capital markets.

YUM CHINA – 2018 Proxy Statement	27

Ruby Lu Age 47 Director Since 2016

Ruby Lu is an independent venture capitalist investing in technology start-ups in the U.S. and China. In 2006, she co-founded DCM China, an early-stage venture capital firm. During her more than 12-year tenure at DCM, she invested in and served as a board member for many leading technology companies including BitAuto Holdings Limited, E-Commerce China Dangdang Inc. and Pactera Technology International Ltd. She also served as an independent director and Chairman of the special committee for iDreamSky Technologies Limited before it was taken private. She is currently an independent director on the board of iKang Healthcare Group, Inc., where she also serves on the audit committee. Prior to joining DCM in 2003, Ms. Lu was a Vice President in the technology, media and telecommunications investment banking group of Goldman Sachs & Co. in Menlo Park, California. Ms. Lu brings to our Board public company board experience as well as extensive financial and global market experience.

Zili Shao Age 58 Director Since 2016

Zili Shao has served as the non-executive Chairman of Fangda Partners, a leading PRC law firm, since June 2017. Mr. Shao served as Co-Chairman and Partner at King & Wood Mallesons China, a law firm, from April 2015 to May 2017. From 2009 to 2015, Mr. Shao held various positions with JPMorgan Chase & Co., a financial services company, including Chairman and Chief Executive Officer of JPMorgan China, Vice Chairman of JPMorgan Asia Pacific and Chairman of JPMorgan Chase Bank (China) Company Limited. Prior to JPMorgan, he was a partner with Linklaters LLP, a global law firm. He held positions as Greater China managing partner and managing partner of Asia Pacific. Mr. Shao is currently a director on the board of Elife Holdings Limited, a Hong Kong listed company, and a member of the audit committee of Bank of Montreal (China) Co., Ltd. Mr. Shao brings to our Board extensive professional experience in Asia and public company board and corporate governance experience.

28	YUM CHINA – 2018 Proxy Statement

MATTERS REQUIRING STOCKHOLDER ACTION

ITEM 2.    Ratification of Independent Auditor

What am I voting on?

We are asking stockholders to approve a proposal to ratify the appointment of KPMG Huazhen LLP (“KPMG”) as our independent auditor for 2018. KPMG has served as our independent auditor since 2016.

As part of its audit engagement process, the Audit Committee considers on at least an annual basis the engagement of the independent auditor. In deciding to engage KPMG as the independent auditor for 2018, the Audit Committee considered:

•	KPMG’s performance in 2017;

•	KPMG’s independence;

•	The depth and expertise of the KPMG’s audit team, including its understanding of the Company’s industry, business, operations and systems, as well as accounting policies and processes;

•	The appropriateness of KPMG’s fees;

•	A consideration of KPMG’s known legal risks and significant proceedings that may impair its ability to perform the audit; and

•	KPMG’s tenure as the Company’s independent auditor.

KPMG rotates its lead audit engagement partner every five years. The Audit Committee is directly involved in the evaluation of the lead audit engagement partner to ensure that the he or she is appropriately qualified to lead the Company’s audit. After considering the criteria set forth above, the Audit Committee believes that retaining KPMG as the Company’s independent auditor is in the best interests of the Company and its stockholders.

Will a representative of KPMG be present at the Annual Meeting?

Representatives of KPMG will be present at the Annual Meeting, will have the opportunity to make a statement if they desire and will be available to respond to appropriate questions from stockholders.

What vote is required to approve this proposal?

Approval of this proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting.

The Audit Committee and the Board of Directors recommend that you vote FOR approval of this proposal.

What were KPMG’s fees for audit and other services for 2017 and 2016?

The following table presents fees for professional services rendered by KPMG for the audit of the Company’s annual financial statements, and fees billed for audit-related services, tax services and all other services rendered by KPMG for 2017 and 2016. All KPMG services for 2017 and 2016 were approved in advance by the Audit Committee (or, prior to the spin-off, YUM’s audit committee) specifically or pursuant to procedures similar to those outlined below.

	2017	2016
Audit fees(1)	$3,039,981	$3,922,978
Audit-related fees(2)	25,434	23,532
Tax fees(3)	16,547	16,157
All other fees	—	—

TOTAL FEES	$3,081,962	$3,962,667

(1)

Audit fees include fees for the audit of the annual consolidated financial statements included in the Company’s annual reports, reviews of the interim condensed consolidated financial statements included in the Company’s quarterly reports, and services related to statutory filings or engagements. Audit fees in 2016 also includes fees for the audits of the combined financial statements of the Company for the three years ended December 31, 2015 and the interim review services rendered in connection with the Form 10 filed with the SEC and

YUM CHINA – 2018 Proxy Statement	29

MATTERS REQUIRING STOCKHOLDER ACTION

other services rendered in connection with the spin-off, which were paid by YUM.

(2)	Audit-related fees include audits of financial statements of certain employee benefit plans, agreed upon procedures and other attestations.

(3)	Tax fees consist principally of fees for tax filling assistance services.

What is the Company’s policy regarding the approval of audit and non-audit services?

The Audit Committee has implemented a policy for the pre-approval of all audit and permitted non-audit services, including tax services, proposed to be provided to the Company by its independent auditor. Under the policy, the Audit Committee may approve engagements on a case-by-case basis or pre-approve engagements on a categorical basis pursuant to the Audit Committee’s pre-approval policy. The Audit Committee may delegate pre-approval authority to one of its independent members and has currently delegated pre-approval authority up to certain amounts to its Chairperson.

In considering pre-approvals, the Audit Committee considers the nature, scope and fees of the service to be provided to the Company as well as the principles and guidance established by the SEC and the Public Company Accounting Oversight Board (“PCAOB”) with respect to auditor independence. Services as to which a general pre-approval has been granted on an annual basis are effective for the applicable year. Any proposed service for which the estimated fees would cause the total fees for that class of service to exceed the applicable estimated fee threshold requires specific approval by the Audit Committee or its delegate.

The Principal Accounting Officer monitors the performance of all services provided by the independent auditor and determines whether such services are in compliance with this policy. The Principal Accounting Officer reports periodically to the Audit Committee with respect to compliance with this policy and the status of outstanding engagements, including actual services provided by the independent auditor and associated fees, and must promptly report to the Chairperson of the Audit Committee any non-compliance (or attempted non-compliance) with this policy of which the Corporate Controller becomes aware.

30	YUM CHINA – 2018 Proxy Statement

MATTERS REQUIRING STOCKHOLDER ACTION

ITEM 3.    Advisory Vote on Named Executive Officer Compensation

What am I voting on?

In accordance with SEC rules, we are asking stockholders to approve, on a non-binding basis, the compensation of the Company’s named executive officers as disclosed in this proxy statement. This non-binding advisory vote is also known as the “Say on Pay” vote. This is not a vote on the Company’s general compensation policies or the compensation of the Board. At the 2017 annual meeting of the Company’s stockholders, approximately 96% of the votes cast by our stockholders were voted in approval of the compensation of our named executive officers as disclosed in the 2017 proxy statement.

Our performance-based executive compensation program is designed to attract, reward and retain the talented leaders necessary for our Company to succeed in the highly competitive market for talent, while maximizing stockholder returns. This approach has made our management team a key driver in the Company’s strong performance over both the long and short term. We believe that our compensation program has attracted and retained strong leaders, and is closely aligned with the interests of our stockholders.

In deciding how to vote on this proposal, we urge you to read the Compensation Discussion and Analysis section of this proxy statement, which discusses in detail how our compensation policies and procedures operate and are designed to meet our compensation goals and how our Compensation Committee makes compensation decisions under our programs.

Accordingly, we ask our stockholders to vote in favor of the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to the named executive officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables and related materials included in the proxy statement, is hereby approved.”

What vote is required to approve this proposal?

Approval of this proposal requires the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote at the Annual Meeting. While this vote is advisory and non-binding on the Company, the Board of Directors and the Compensation Committee will review the voting results and consider stockholder concerns in their continuing evaluation of the Company’s compensation program.

What is the recommendation of the Board of Directors?

The Board of Directors recommends that you vote FOR approval of this proposal.

YUM CHINA – 2018 Proxy Statement	31

STOCK OWNERSHIP INFORMATION

Who are our largest stockholders?

The following table sets forth the number of shares of Company common stock beneficially owned as of March 13, 2018 by (i) beneficial owners of more than 5% of the outstanding shares of Company common stock, (ii) each of the Company’s named executive officers, (iii) each of the Company’s directors and director nominees and (iv) all of the Company’s directors and executive officers as a group.

In accordance with SEC rules, beneficial ownership includes all shares the stockholder actually owns beneficially or of record, all shares over which the stockholder has or shares voting or dispositive control and all shares the stockholder has the right to acquire within 60 days of March 13, 2018. Except as indicated in the footnotes to the table, the Company believes that the persons named in the table have sole voting and investment power with respect to all shares owned beneficially by them.

Name of Beneficial Owner	Number of Shares Beneficially Owned		Percent of Shares(1)
More than 5% owners
Standard Life Aberdeen plc	31,105,955	(2)	8.1%
30 Lothian Rd
Edinburgh, UK EH1 2DH
Primavera Capital Management Ltd.	30,982,892	(3)	7.7%
28 Hennessy Road, 28th Floor
Hong Kong
BlackRock, Inc.	26,705,056	(4)	6.9%
55 East 52nd Street
New York, NY 10055

Named Executive Officers
Micky Pant	765,135	(5)	*
Jacky Lo	2,259	(6)	*
Joey Wat	51,802	(7)	*
Shella Ng	49,586	(8)	*
Johnson Huang	36,256	(9)	*
Ted Stedem	77,908	(10)	*

Non-Employee Directors
Peter A. Bassi	49,093		*
Christian L. Campbell	127,604	(11)	*
Ed Yiu-Cheong Chan	13,979		*
Edouard Ettedgui	10,741		*
Louis T. Hsieh	45,221		*
Fred Hu	14,601		*
Jonathan S. Linen	69,242	(12)	*
Ruby Lu	13,979		*
Zili Shao	9,912		*
William Wang	7,695		*

Ownership of all directors and executive officers as a group (23 total)	1,438,896	(13)	*

*	Represents less than one percent

(1)	Percentage ownership is determined based on a total of 385,926,528 shares of Company common stock outstanding as of March 13, 2018.

32	YUM CHINA – 2018 Proxy Statement

STOCK OWNERSHIP INFORMATION

(2)

Based on Amendment No. 1 to the Schedule 13G filed by Standard Life Aberdeen plc on February 6, 2018, which indicated that, as of December 29, 2017, Standard Life Aberdeen plc had shared voting power over 23,644,417 shares of Company common stock and shared dispositive power over 31,105,955 shares of Company common stock.

3)

Based on Amendment No. 2 to the Schedule 13D filed by Primavera Capital Management Ltd. on July 6, 2017, which indicated that, as of June 30, 2017, Primavera Capital Management Ltd. had sole voting and dispositive power over 30,982,892 shares of Company common stock, Pollos Investment GP Ltd. shared voting and dispositive control over 16,364,778 shares of Company common stock and Pollos L.L.C. shared voting and dispositive control over 14,618,114 shares of Company common stock. Such amounts include 14,618,114 shares underlying outstanding Warrants.

(4)

Based on Amendment No. 1 to the Schedule 13G filed by BlackRock, Inc. on January 23, 2018, which indicated that, as of December 31, 2017, BlackRock, Inc. had sole voting power over 23,791,883 shares of Company common stock and sole dispositive power over 26,705,056 shares of Company common stock.

(5)	Includes 589,993 shares issuable upon the exercise of vested stock appreciation rights (“SARs”).

(6)	Includes 1,825 shares issuable upon the exercise of vested SARs.

(7)	Includes 43,805 shares issuable upon the exercise of vested SARs.

(8)	Includes 35,535 shares issuable upon the exercise of vested SARs.

(9)	Includes 30,144 shares issuable upon the exercise of vested SARs.

(10)	Reflects the amount of vested SARs held by Mr. Stedem as of June 1, 2017, the date on which he resigned from the Company.

(11)	Includes 86,028 shares issuable upon the exercise of vested SARs. Also includes 80 shares held by Mr. Campbell’s spouse.

(12)	Includes 14,006 shares issuable upon the exercise of vested SARs. Also includes 10,000 shares held in a trust for which Mr. Linen is a trustee and 4,000 shares held by Mr. Linen’s spouse.

(13)	Includes 956,820 shares issuable upon the exercise of vested SARs.

YUM CHINA – 2018 Proxy Statement	33

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and persons who own more than 10% of the outstanding shares of Company common stock to file with the SEC reports of their ownership and changes in their ownership of Company common stock. Directors, executive officers and greater-than-ten percent stockholders are also required to furnish to us copies of all ownership reports they file with the SEC. To our knowledge, based solely on a review of the copies of such reports and representations by our directors and executive officers that no other reports were required, all of the reports required to be filed by such persons during 2017 were timely filed, except that a Form 4 filed on October 20, 2017 by Mr. Jacky Lo reported one late transaction.

34	YUM CHINA – 2018 Proxy Statement

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

2017 was a transformative year for the Company, as we completed our first full calendar year as an independent, public company. Following our successful separation from YUM in October 2016 (the “spin-off”), the Compensation Committee of the Company’s Board (the “Compensation Committee”) approved an executive compensation program designed to reflect the Company’s business strategy, performance and evolving corporate governance best practices. As a newly independent company, we expect the Company’s executive compensation program to continue to evolve in support of our ongoing business strategy and to further align the interests of our executives with those of our stockholders. This Compensation Discussion and Analysis (“CD&A”) describes the compensation for each of our named executive officers (“NEOs”).

Named Executive Officers. For 2017, the NEOs, whose compensation will be discussed in detail in this CD&A, were:

•	Micky Pant – Chief Executive Officer (“CEO”) (through February 28, 2018)

•	Jacky Lo – Chief Financial Officer (“CFO”) and Treasurer

•	Joey Wat – President and Chief Operating Officer (through February 28, 2018 and CEO, effective March 1, 2018)

•	Shella Ng – Chief Legal Officer and Corporate Secretary

•	Johnson Huang – General Manager, KFC
•	Ted Stedem – Former CFO (through May 31, 2017)

During 2017 and early 2018, we experienced transitions in the CEO and CFO roles of the Company, which resulted in various NEO compensation adjustments as described in this CD&A. In September 2017, the Company promoted Ms. Wat to the position of CEO of the Company, to succeed to the role upon Mr. Pant stepping down as CEO on March 1, 2018. In connection with CEO transition, Mr. Pant entered into a transition agreement pursuant to which he will remain an employee of the Company, serving as Senior Advisor for a two-year period. In February 2017, Ms. Wat was promoted from the position of Chief Executive Officer of KFC to the position of President and Chief Operating Officer of the Company. In addition, in June 2017, Mr. Stedem stepped down from the position of CFO and Mr. Lo succeeded him in an interim capacity until he was appointed as the CFO of the Company, effective in September 2017.

2017 Performance. 2017 was a year of significant financial and operational accomplishments for the Company. As of the end of 2017, the Company was the largest restaurant company in China, with over 7,900 restaurants. Our restaurant base consists of KFC, the leading quick-service restaurant brand in China in terms of system sales and number of restaurants, Pizza Hut, the leading casual dining restaurant concept in China as measured by system sales and number of restaurants, Taco Bell, East Dawning and Little Sheep. We maintain the exclusive right to operate and sub-license the KFC, Pizza Hut and Taco Bell brands in China (excluding Hong Kong, Taiwan and Macau), and own the East Dawning and Little Sheep concepts outright.

YUM CHINA – 2018 Proxy Statement	35

EXECUTIVE COMPENSATION

Our 2017 performance highlights include the following:

•	Total system sales for the year grew 8%, including growth of 9% at KFC and 7% at Pizza Hut Casual Dining, excluding foreign currency translation (“F/X”);

•	We opened 691 new restaurants for the full year, surpassing 7,900 restaurants in China; and

•	Reported operating profit for the year grew 23%.

Recent Changes to the Compensation Program. The Compensation Committee evaluated the Company’s executive compensation program after the spin-off and took the following key actions:

•

Stock Ownership Guidelines: Reviewed and recommended and the Board approved the YUMC Stock Ownership Guidelines, which require executives to own a substantial amount of Company stock in order to promote an ownership mentality among management and align their interests with those of stockholders.

•

Phasing Out Certain Tax Equalization Benefits: In connection with Ms. Wat’s appointment to the position of CEO, we entered into a letter agreement with Ms. Wat that provides, among other items, the elimination of tax equalization benefits other than certain grandfathered tax equalization benefits. In addition, tax equalization benefits for Messrs. Lo and Huang were also eliminated, other than certain grandfathered tax equalization benefits.

•

Performance Share Unit Program: In early 2018, adopted a performance share unit program with awards vesting based on our total shareholder return performance relative to a peer group consisting of 149 peer companies included in the MSCI International China Index, measured over a three-year performance period. By economic value, approximately 50% of Ms. Wat’s 2018 target long-term incentive opportunity will be delivered as Performance Share Units (“PSUs”). While Ms. Wat is currently the only participant in the PSU program, the Compensation Committee continues to evaluate the use of PSUs on a broader basis and intends to review, enhance and extend the PSU program to the Company’s other executive officers in the future.

•

Compensation Recovery Policy: Reviewed and approved the Compensation Recovery Policy, which requires an executive officer to return compensation paid or the Company to cancel performance awards previously granted to the executive officer, under certain circumstances as described in the policy.

•

Peer Group Selection Criteria: Adopted an approach to peer company selection that we believe better aligns with the executive selection and retention strategies of the Company and provides clearer comparability between the Company and the peer companies with regard to industry, geographic coverage and size.

•

Review of Performance Measures: Reviewed the performance measures used in the annual incentive plan and revised financial performance ranges to better align incentive payouts with Company performance while maintaining a focus on key performance measures of the Company’s overall business and operating segments for 2017.

•

Equity-Based Awards Grant Policy: Reviewed and approved the Equity-Based Awards Grant Policy, which establishes procedures for granting equity awards, including specifying pre-determined dates for annual and off-cycle grants and specifying that the Company will not purposely accelerate or delay the public release of material information in consideration of pending equity grants.

2017 “Say on Pay” Vote. As part of its ongoing review of the Company’s executive compensation program, the Compensation Committee considered the approval by approximately 96% of the votes cast for the Company’s “say on pay” vote at the Company’s 2017 Annual Meeting of Stockholders. After considering the 2017 “say on pay” results, the Compensation Committee determined that the Company’s executive compensation philosophy, compensation objectives, and compensation elements continued to be appropriate and did not make any specific changes to the Company’s executive compensation program in response to the 2017 “say on pay” vote.

36	YUM CHINA – 2018 Proxy Statement

EXECUTIVE COMPENSATION

Compensation Philosophy

A unique feature of the Company is that while the Company operates largely in China, it is registered in the U.S. and listed on the NYSE. As a result, knowledge and expertise of both U.S. and China regulatory regimes and business practices are required for many of the Company’s executive officers.

The Company’s executive compensation program has been designed to attract and retain the talent necessary to achieve superior stockholder results and support the long-term growth of the Company while simultaneously hold-

ing our executives accountable to continuously achieve results year after year. In addition, the program has been designed to reward performance, emphasize long-term value creation and drive an ownership mentality.

The Company’s executive compensation program has three primary pay components: base salary; annual performance-based cash bonuses; and long-term equity awards. We believe that these key elements are aligned with the Company’s compensation philosophy, as illustrated in the following table.

Objective	Base Salary	Annual Performance- Based Cash Bonuses	Long-Term Equity

Attract and retain the right talent to achieve superior stockholder results — Competitive total reward program structure that enables pay to vary based on role, responsibility, experience, market value and future potential of talent in order to drive superior results year over year.

	X	X	X

Reward performance — Motivate both short-term and long-term performance through annual and long-term equity programs. A significant portion of NEO pay is performance-based or variable and, therefore, at-risk.

		X	X

Emphasize long-term value creation — The Company’s belief is simple: if it creates long-term value for stockholders, then it shares a portion of that value with those responsible for the results. Stock Appreciation Rights (“SARs”) reward value creation generated from sustained results and the favorable expectations of the Company’s stockholders. Restricted Stock Units (“RSUs”) and, beginning in 2018, PSUs focus on the long-term performance of the Company and directly align the interests of the recipients with those of the Company’s stockholders.

X
Drive ownership mentality — We require executives to invest in the Company’s success by owning a substantial amount of Company stock.			X

YUM CHINA – 2018 Proxy Statement	37

EXECUTIVE COMPENSATION

Elements of the Executive Compensation Program

The Company’s executive compensation program consists of three primary pay components: (i) base salary; (ii) annual performance-based cash bonuses; and (iii) long-term equity awards. The following chart demonstrates that 2017 compensation for Mr. Pant, our CEO during the year, and our other NEOs was heavily weighted toward variable pay elements, and such elements comprised approximately 83% of the targeted 2017 annual compensation for Mr. Pant (consisting of the target payout opportunity under the cash bonus plan and his SAR grants and excluding all other compensation reported in the 2017 Summary Compensation Table) and, on average, 65% of the targeted 2017 annual compensation for our other NEOs (consisting of the target payout opportunity under the cash bonus plan and SAR grants and excluding the one-time RSU grants and all other compensation reported in the 2017 Summary Compensation Table).

Base Salary. The Company provides a fixed level of cash compensation to attract and retain high-caliber talent. Base salary in the form of cash is provided to compensate executives for their primary roles and responsibilities. An executive’s actual salary is dependent on factors such as the executive’s role (including the market value of the role), level of responsibility, experience, individual performance and future potential. The Compensation Com-

mittee annually reviews salary levels of the Company’s executive officers.

Annual Performance-Based Cash Bonuses. The principal purpose of our cash-based annual incentive program is to motivate and reward short-term team and individual performance. The following is the formula that was used to calculate 2017 performance-based annual bonuses:

Base Salary	×	Target Bonus Percentage	×	Team Performance Factor (0-200%)	×	Individual Performance Factor (0-150%)	=	Bonus Payout (0-300%)

In conjunction with setting 2017 compensation opportunities, the Compensation Committee reviewed the performance measures used in the annual incentive plan to assess the program’s alignment of the incentive payouts with Company performance as an independent company, while maintaining a focus on key performance measures of the Company’s overall business and operating segments for 2017. The measures described below were selected because they were viewed as key indicators of the

Company’s success in executing against its business plans.

The Compensation Committee established the performance measures, targets and weights in January 2017 after receiving input and recommendations from management and the Compensation Committee’s compensation consultant.

38	YUM CHINA – 2018 Proxy Statement

EXECUTIVE COMPENSATION

The performance objectives and targets in 2017 were developed through the Company’s annual financial planning process, which took into account growth strategies, historical performance and the expected future operating environment of the Company. The performance targets were designed to be challenging but achievable with strong management performance. A leverage formula for each team performance measure magnifies the potential impact that performance above or below the performance target will have on the calculation of the annual bonus.

This leverage increases the payouts when targets are exceeded and reduces payouts when performance is below target. There is a threshold level of performance for all measures that must be met in order for any bonus to be paid. Additionally, all measures have a cap on the level of performance above which no additional bonus will be paid regardless of performance above the cap.

The team performance targets, actual results, weights and overall performance for each measure for the Company’s NEOs are outlined below.

COMPANY

Team Performance Measures	Target	Actual	Earned As a % of Target	Weighting	Final Team Performance
Adjusted Operating Profit Growth*	18%	25%	167	50%	84
Same Store Sales Growth**	3.4%	4.2%	152	25%	38
System Gross New Builds	600	691	200	15%	30
System Customer Satisfaction***	—	—	200	10%	20

FINAL COMPANY TEAM FACTOR	172

KFC China

Team Performance Measures	Target	Actual	Earned As a % of Target	Weighting	Final Team Performance
Adjusted Operating Profit Growth*	18%	29%	200	50%	100
Adjusted Same Store Sales Growth**	3.5%	5.3%	200	25%	50
System Gross New Builds	325	408	200	15%	30
System Customer Satisfaction***	81%	85%	200	10%	20

FINAL KFC China TEAM FACTOR	200

*

Adjusted Operating Profit Growth is the reported operating profit growth, excluding items that we believe are not directly relating to or impacted by the performance of the executives, such as operating results of the newly acquired business during 2017.

**

Adjusted Same Store Sales Growth is the Same Stores Sales Growth disclosed in the Annual Report on Form 10-K, but adjusted for items to reflect how we evaluate same store sales growth for our brands internally.

***	System Customer Satisfaction target for the Company is measured, starting in 2017, based on feedback obtained from real customers through online customer surveys to better gauge customer satisfaction.

Based on Company performance, each of the NEOs other than Mr. Huang was assigned a Final Team Factor of 172% since the portion of their bonus tied to the Team Performance Factor was based entirely on Company performance. Mr. Huang was assigned a Final Team Factor of 193%, reflecting the weighting of his Team Performance Factor of 25% Company performance and 75% KFC China. The Compensation Committee then assessed individual performance and assigned an individual performance factor for the NEOs ranging from 120% to 150%, as described below under “2017 Named Executive Officer Compensation and Performance Summary.”

YUM CHINA – 2018 Proxy Statement	39

EXECUTIVE COMPENSATION

Long-Term Equity Incentives. The Company provides long-term equity compensation to its executives to encourage decision-making that creates long-term sustainable stockholder value. In determining the size of the award, the Compensation Committee considers the following:

•	Prior year individual and team performance;

•	Expected contribution in future years;

•	Consideration of the market value of the executive’s role compared with similar roles in the Company’s peer group and based on compensation survey data; and

•	Achievement of the Company’s stock ownership guidelines.

Annual Equity Grants. For 2017, the Compensation Committee granted SARs as the annual equity awards for each of our NEOs. These SARs have ten-year terms and vest over four years. The exercise price of each SAR grant was based on the closing market price of the underlying Company common stock on the date of grant. Therefore, SAR awards will have value only if the share price appreciates above the awards’ exercise price.

Promotion Grants. In connection with her promotion to the position of President and Chief Operating Officer of the Company, the Board awarded Ms. Wat a promotion equity grant in the form of service-based RSUs with a grant date economic value of $2,000,000. These RSUs cliff vest on the fourth anniversary of the grant date, thereby serving as a retention incentive for the entire vesting period and further aligning the interests of Ms. Wat with the Company’s stockholders by aligning her compensation with the long-term performance of the Company. In addition, as described below under “2017 Named Executive Officer Compensation and Performance Summary,” in connection with Ms. Wat’s promotion to the position of CEO of the Company, the Compensation Committee granted Ms. Wat SARs and PSUs as part of her 2018 long-term incentive award, with an aggregate economic value of $5,017,000.

Retention Grants. In September 2017, the Compensation Committee awarded retention grants of RSUs to each of Ms. Ng and Mr. Huang, with a grant date economic value of $1,000,000 and $800,000, respectively. These retention grants were intended to further align the interests of Ms. Ng and Mr. Huang with those of the Company, incentivize management to maximize the value of the Company, and retain critical talent to support the CEO transition. The RSUs granted to Ms. Ng vest in 25% equal annual installments beginning on the first anniversary of the grant date, while the RSUs granted to Mr. Huang cliff vest on the fourth anniversary of the grant date.

2017 Named Executive Officer Compensation and Performance Summary

Below is a summary of our NEOs’ 2017 compensation—which includes base salary, annual cash bonus, equity awards and compensation arrangements entered into in connection with the management transitions described above—and an overview of their 2017 performance relative to the annual performance goals.

Micky Pant Chief Executive Officer (through February 28, 2018)

2017 Performance Summary. Mr. Pant, currently Senior Advisor to the Company, served as the Company’s CEO for the duration of 2017. The Compensation Committee determined Mr. Pant’s performance to be significantly above target with an individual performance factor of 150%. In considering Mr. Pant’s performance, the Compensation Committee recognized that under the leadership of Mr. Pant in 2017, the Company had achieved an adjusted operating profit growth of 25% while opening 691 new restaurants, exceeding the new builds target of 600. Mr. Pant was recognized for not only achieving strong operating and business results, but also for his management of the transition processes for our senior leadership changes during 2017, including with respect to the identification of strong internal candidates for the positions of CEO, CFO, and Chief People Officer.

40	YUM CHINA – 2018 Proxy Statement

EXECUTIVE COMPENSATION

2017 Decisions. In January 2017, the Compensation Committee set Mr. Pant’s 2017 compensation levels after considering individual performance and the input of its compensation consultant and market data.

•	Base Salary. For 2017, no changes were made to Mr. Pant’s annual base salary. Accordingly, Mr. Pant’s annual base salary remained at $1,100,000.

•

Annual Incentive Plan Target and Payout Level. For 2017, there were no changes to Mr. Pant’s 2017 annual cash bonus plan target. Accordingly, it remained at 130% of base salary, or $1,430,000. Mr. Pant’s 2017 annual cash bonus award payout was $3,689,400, reflecting a total payout of 258% of target based on the Company team factor of 172% and individual performance factor of 150% based on Mr. Pant’s individual performance.

•

Long-Term Incentive Award. For 2017, Mr. Pant’s annual long-term incentive award increased from a grant date economic value of $3,000,000 to a grant date economic value of $4,000,000 and was delivered in the form of SARs.

Compensation Adjustments in Connection with Resignation as CEO. On October 5, 2017, the Company announced that, effective March 1, 2018, Mr. Pant would be stepping down from the position of CEO, and assuming the position of Senior Advisor to the Company for a two-year term. Mr. Pant’s long tenure at YUM and the Company and his expertise in the global restaurant industry will continue to bring to the Company his valuable business and strategic development experience in his role of Senior Advisor. In order to account for Mr. Pant’s new role, the Compensation Committee adjusted Mr. Pant’s base salary from $1,100,000 to $1,000,000, payable in cash or Company common stock, as elected by Mr. Pant. In his role as Senior Advisor, Mr. Pant is no longer eligible to participate in the Company’s annual incentive program or receive annual equity grants under the Company’s long-term incentive program. In connection with his stepping down as CEO and assuming the position of Senior Advisor effective March 1, 2018, the outstanding equity awards of Mr. Pant will be allowed to continue to vest under the terms of his letter of understanding dated October 28, 2016 and his transition agreement dated September 29, 2017.

Jacky Lo Chief Financial Officer and Treasurer

2017 Performance Summary. The Compensation Committee determined Mr. Lo’s performance to be above target with an individual performance factor of 120%. The Compensation Committee determined that under Mr. Lo’s leadership, the Company achieved exceptional financial results in 2017, with payback periods for new restaurants reduced to two and three-to-four years for KFC and Pizza Hut, respectively. Additionally, during his tenure as CFO, the Company declared its first dividend and expanded its share repurchase program.

In March 2017, the Compensation Committee approved the 2017 compensation levels for Mr. Lo in connection with his promotion to the position of Vice President, Controller and Principal Accounting Officer of the Company. In September 2017, Mr. Lo’s compensation was further adjusted in connection with his promotion to the position of CFO. In approving the 2017 adjustments to Mr. Lo’s compensation, the Compensation Committee considered the input of its compensation consultant, market data and the compensation paid to Mr. Lo’s predecessors at the Company.

•

Base Salary. In March 2017, in connection with Mr. Lo’s promotion to the position of Vice President, Controller and Principal Accounting Officer of the Company, Mr. Lo’s base salary was increased from $301,667 to $330,018 and further increased in September 2017 to $580,573 when he was promoted to the position of CFO.

•

Annual Incentive Plan Target and Payout Level. In March 2017, Mr. Lo’s annual cash bonus target was increased from 40% to 50% of his base salary and in September 2017 his annual cash bonus target was further increased to 70% of his base salary, resulting in a

YUM CHINA – 2018 Proxy Statement	41

EXECUTIVE COMPENSATION

blended bonus target for the year of $318,440. Mr. Lo’s 2017 annual cash bonus award payout was $657,261, reflecting a total payout of 206% of target based on the Company team factor of 172% and individual performance factor of 120% based on Mr. Lo’s individual performance.

•	Long-Term Incentive Award. For 2017, Mr. Lo’s annual long-term incentive award, provided in the form of SARs, had a face value of $550,000.
•	Transition Compensation. For his service as interim CFO during 2017, Mr. Lo received an additional monthly cash payment of $ 10,010 while in the interim role.

Joey Wat President and Chief Operating Officer

2017 Performance Summary. Ms. Wat, our current CEO, served as the President and Chief Operating Officer of the Company from February 2017 through February 28, 2018. In this role, general managers of KFC and Pizza Hut as well as Head of Technology and Public Affairs reported to Ms. Wat. Ms. Wat had previously served as CEO of KFC China. Ms. Wat’s 2017 performance was rated as significantly above target with an individual performance factor of 150%. During 2017, Ms. Wat directed the Company’s formulation of a three-year corporate growth plan, which is now under execution. Ms. Wat assumed responsibilities with respect to Pizza Hut in February 2017 and applied her consumer instinct in driving its turnaround. In addition, Ms. Wat led a product improvement program by enhancing food taste and value perception. Ms. Wat was also viewed as instrumental in PH Bistro gaining traction and reductions in crew turnover, as well as the integration of Pizza Hut Dine-in and Delivery as one brand. The KFC “Little Bird” program that she championed was proven to be a meaningful and successful CSR initiative reaching over 21 provinces and benefiting over 60,000 children.

In January 2017, the Board’s independent and non-management directors approved the 2017 compensation levels for Ms. Wat in connection with her promotion to the position of President and Chief Operating Officer of the Company.

•	Base Salary. In February 2017, Ms. Wat’s base salary was increased from $628,300 to $750,000.
•

Annual Incentive Plan Target and Payout Level. In February 2017, Ms. Wat’s annual cash bonus target was increased from 85% to 100% of her base salary, resulting in a blended bonus target for the year of $738,288. Ms. Wat’s 2017 annual cash bonus award payout was $1,904,782, reflecting a total payout of 258% of target based on the Company team factor of 172% and individual performance factor of 150% based on Ms. Wat’s individual performance.

•

Long-Term Incentive Award. In 2017, Ms. Wat received an annual long-term incentive award in the form of SARs with a grant date face value of $3,000,000 (equal to a grant date economic value of $1,139,167). In addition, in connection with her promotion to the role of President and Chief Operating Officer, Ms. Wat received a grant of service-based RSUs with a grant date economic value of $2,000,000, which cliff vest on the fourth anniversary of the date of grant, subject to Ms. Wat’s continued employment with the Company through the vesting date.

Compensation Adjustments in Connection with Promotion to CEO. On October 5, 2017, the Company announced that Ms. Wat would be assuming the position of CEO of the Company, effective March 1, 2018. In formulating Ms. Wat’s compensation as CEO, the Compensation Committee worked closely with its compensation consultant to create an overall package that would be competitive and reasonable when compared against peer companies, potential competing offers and the compensation paid to the current CEO. After considering the advice of its compensation consultant, the Compensation

42	YUM CHINA – 2018 Proxy Statement

EXECUTIVE COMPENSATION

Committee recommended and the Board approved an increase in Ms. Wat’s annual base salary from $750,000 to $1,100,000 and an increase in her annual performance-based cash bonus target from 100% to 130% of her annual base salary. Pursuant to the Company’s long-term incentive program, in 2018, Ms. Wat is eligible to receive SARs and PSUs, weighted 75% and 25% in terms of face value, respectively, with a grant date face value of $10,000,000 (equal to a grant date economic value of $5,017,000). By economic value, approximately 50% of Ms. Wat’s 2018 target long-term incentive opportunity was delivered as PSUs. Ms. Wat remains eligible to receive certain expa-

triate benefits in connection with her employment with the Company. Ms. Wat will no longer be eligible for tax equalization benefits, except for those connected to previous equity grants and retirement contributions. If Ms. Wat’s employment is terminated by the Company without “cause” prior to March 1, 2021, then she will be entitled to a severance payment, payable in monthly installments, equal to two times her base salary and annual bonus target, subject to her execution of a post-termination agreement that includes restrictive covenants relating to non-solicitation, non-competition and non-disclosure.

Shella Ng Chief Legal Officer and Corporate Secretary

2017 Performance Summary. During 2017, Ms. Ng served as the Company’s Chief Legal Officer and Corporate Secretary. Ms. Ng’s performance was rated as above target with an individual performance factor of 125%. In determining Ms. Ng’s bonus payout, Ms. Ng was recognized for the leadership roles she assumed with respect to the Company’s establishment of a compliance oversight committee, the Company’s acquisition of Daojia, and declaration of the Company’s first dividend. Dating back to her time with YUM, Ms. Ng has over 22 years of experience with the Company, and her know-how has been critical to providing a strong legal and corporate foundation to our newly independent company.

In January 2017, the Compensation Committee set Ms. Ng’s 2017 compensation levels after considering the input of its compensation consultant and market data.

•	Base Salary. For 2017, Ms. Ng’s base salary was increased from $370,307 to $400,000.

•

Annual Incentive Plan Target and Payout Level. For 2017, Ms. Ng’s annual cash bonus target was increased from 60% to 65% of her base salary, resulting in a blended bonus target for the year of $257,363. Ms. Ng’s 2017 annual cash bonus award payout was $553,331, reflecting a total payout of 215% of target based on the Company team factor of 172% and individual performance factor of 125% based on Ms. Ng’s individual performance.

•	Long-Term Incentive Award. In 2017, Ms. Ng received an annual long-term incentive award in the form of SARs with a face value of $1,000,000.

In September 2017, the Compensation Committee awarded a retention award of RSUs with a grant date economic value of $1,000,000, which vests in 25% annual installments beginning on the first anniversary of the grant date. Concurrently with the award of RSUs, Ms. Ng was awarded a cash retention award of $256,664 payable in 2019, subject to her remaining employed with the Company through March 31, 2019. Ms. Ng is eligible to receive a pro-rated portion of her retention bonus based on the number of days she remained with the Company from November 1, 2017 through March 31, 2019 in the event her employment is terminated by the Company without cause on or after November 30, 2018. These retention grants were intended to further align the interests of Ms. Ng with those of the Company, incentivize management to maximize the value of the Company, and retain critical talent to support the CEO transition.

YUM CHINA – 2018 Proxy Statement	43

EXECUTIVE COMPENSATION

Johnson Huang General Manager, KFC

2017 Performance Summary. Mr. Huang has served as General Manager, KFC since February 2017. He previously served as the Company’s Chief Information and Marketing Support Officer from October 2016 to February 2017. During 2017, Mr. Huang’s performance was rated as above target with an individual performance factor of 130%. The Compensation Committee determined that under Mr. Huang’s leadership in 2017, KFC achieved exceptional performance, exceeding targets in adjusted operating profit growth, adjusted same stores sales growth, new builds and customer satisfaction. Mr. Huang’s technology-driven expertise was considered by the Compensation Committee to be critical to KFC’s continued development of digital and customer relationship management initiatives, with KFC loyalty program members surpassing 110 million, with member sales representing 38% of KFC’s sales in the fourth quarter of 2017.

In January 2017, in connection with Mr. Huang’s promotion to the position of General Manager, KFC, the Board’s independent and non-management directors approved Mr. Huang’s 2017 compensation levels. In September 2017, the Compensation Committee increased Mr. Huang’s compensation to reflect his increased responsibilities as General Manager, KFC, based on the input of its compensation consultant and market data, Mr. Huang’s performance and potential and the compensation package of his predecessor.

•	Base Salary. In March 2017, Mr. Huang’s base salary was increased from $362,900 to $400,000 and further increased in October 2017 to $585,000.
•

Annual Incentive Plan Target and Payout Level. In February 2017, Mr. Huang’s annual cash bonus target was increased from 55% to 65% of his base salary, and in October 2017 his annual cash bonus target was further increased to 75% of his base salary, resulting in a blended bonus target for the year of $388,905. Mr. Huang’s 2017 annual cash bonus award payout was $975,762, reflecting a total payout of 251% of target based on the blended team factor of 193% and individual performance factor of 130% based on Mr. Huang’s individual performance.

•	Long-Term Incentive Award. In 2017, Mr. Huang received an annual long-term incentive award in the form of SARs with a face value of $1,000,000.

In September 2017, the Compensation Committee awarded a retention award of RSUs with a grant date economic value of $800,000, which cliff vest on the fourth anniversary of the date of grant, subject to Mr. Huang’s continued employment with the Company through the vesting date. This retention grant was intended to further align the interests of Mr. Huang with those of the Company, incentivize management to maximize the value of the Company, and retain critical talent to support the CEO transition.

Ted Stedem Former Chief Financial Officer

Mr. Stedem served as the Company’s CFO from the beginning of the year until June 1, when he resigned and ceased to have an employment relationship with the Company.

In January 2017, the Compensation Committee set Mr. Stedem’s 2017 compensation levels after considering the input of its compensation consultant, individual performance and market data.

•	Base Salary. For 2017, Mr. Stedem’s base salary was increased from $525,000 to $580,000.

44	YUM CHINA – 2018 Proxy Statement

EXECUTIVE COMPENSATION

•

Annual Incentive Plan Target and Payout Level. For 2017, Mr. Stedem’s annual cash bonus target was increased from 65% to 70% of his base salary, which would have resulted in a blended bonus target for the year of $400,086. As noted below, Mr. Stedem received a prorated target payout under the annual cash bonus plan in connection with his resignation from the Company in June 2017.

•	Long-Term Incentive Award. In 2017, Mr. Stedem received an annual long-term incentive award in the form of SARs with a face value of $3,000,000. In con-
nection with his resignation, Mr. Stedem forfeited his 2017 annual long-term incentive award.

•

Transition Compensation. In connection with Mr. Stedem’s resignation, the Compensation Committee approved a prorated 2017 annual bonus for Mr. Stedem at his target level and a repatriation expense reimbursement of $35,775 to compensate Mr. Stedem and his family for airfare and shipment of personal belongings to the U.S.

Retirement and Other Benefits

As with all Company employees, Company executive officers receive certain employment and post-employment benefits. Benefits are an important part of retention and capital preservation for all levels of employees. Our benefits are designed to protect against unexpected catastrophic losses of health and earnings potential and provide a means to save and accumulate assets for retirement and other post-employment needs.

Retirement Plans. The Company maintains the Yum China Holdings, Inc. Leadership Retirement Plan (“YCHLRP”), which is an unfunded, unsecured account-based retirement plan that allocates a percentage of pay to an account payable to a participating executive following the later to occur of the executive’s separation of employment and attainment of age 55. During 2017, Messrs. Pant and Stedem received annual allocations to their accounts under the YCHLRP. The Company offers certain executives working in China retirement benefits under the Bai Sheng Restaurants (Hong Kong) Limited Retirement Scheme. Under this program, the Company provides a company-funded contribution ranging from 5% to 10% of an executive’s base salary. During 2017, Mr. Lo, Ms. Wat, Ms. Ng and Mr. Huang were participants in the program.

Medical, Dental, Life Insurance and Disability Coverage. The Company provides benefits such as medical, dental, life insurance and disability coverage to its executive officers through the same benefit plans that are provided to all eligible China-based employees.

Perquisites. Certain perquisites are provided to certain Company executive officers relating to overseas assignments. These perquisites are governed by the Company’s formal mobility policy, are offered on a case-by-case basis and reflect each executive’s particular circumstances while also generally reflecting market practices for similarly situated, globally mobile executives working in international companies based in Mainland China. For example, the Company may offer executive perquisites such as housing reimbursement, children education, mobility allowances, home leave payments, cost of living allowances, tax preparation services and tax equalization benefits while the executive is performing services in China. These perquisites are intended to help the Company attract and retain high-performing executives from different countries who have the skill sets and experience to successfully manage and lead the Company while living in Mainland China. While tax equalization benefits are viewed as an important element in our ability to recruit and retain talent to work in Mainland China, we intend to review these benefits in connection with new compensation arrangements to assess whether they remain consistent with our overall compensation program. In connection with the entry into Ms. Wat’s letter agreement for her role as CEO, we eliminated tax equalization benefits other than certain grandfathered tax equalization benefits. In addition, tax equalization benefits for Messrs. Lo and Huang were also eliminated, other than certain grandfathered tax equalization benefits. See the 2017 All Other Compensation Table for details regarding the perquisites received by our NEOs with respect to 2017.

YUM CHINA – 2018 Proxy Statement	45

EXECUTIVE COMPENSATION

How Compensation Decisions Are Made

Role of the Compensation Committee. The Compensation Committee reviews and approves corporate goals and objectives relevant to the compensation of the CEO and other executive officers, sets the compensation levels of each of the executive officers and approves the compensation of the CEO, with ratification by the independent directors of the Board. The Compensation Committee’s responsibilities under its charter are further described in the “Governance of the Company” section of this Proxy Statement. While not members of the Compensation Committee, the CEO and Chief People Officer as well as Chief Legal Officer, when necessary, also attended meetings of the Compensation Committee in 2017 to contribute to and understand the committee’s oversight of, and decisions relating to, executive compensation. The CEO, Chief People Officer and Chief Legal Officer did not attend portions of the meetings relating to their compensation. The Compensation Committee regularly conducts executive sessions without management present. The Compensation Committee also engages in an ongoing dialog with the CEO and Chief People Officer and the committee’s compensation consultant in the evaluation and establishment of the elements of our executive compensation program.

Role of the Independent Consultants. During 2017, the Compensation Committee retained Willis Tower Watson (“WTW”) as its principal independent consultant to advise it on executive compensation matters. WTW’s responsibilities for 2017 included providing advice and guidance to the Compensation Committee on the design of the annual and long-term incentive plans, including the design of the new PSU plan; the market competitiveness of executive pay policies, practices and levels, including those pertaining to expatriates; pay recommendations for executive officers, including pay actions in response to promotions and other role changes; the competiveness and design of non-employee director compensation; stock ownership guidelines for executives and Board members; equity award valuation services; and advice on pay disclosures, including the CD&A. The Compensation Committee has assessed the independence of WTW pursuant to NYSE rules, and the Company has concluded that WTW’s work for the Compensation Committee does not raise any conflicts of interest.

During 2017, the Compensation Committee also retained Mercer to conduct a competitive market review of executive officer (excluding the CEO position) compensation and advise the Compensation Committee regarding the form and level of compensation for these officers. The Compensation Committee has assessed the independence of Mercer pursuant to NYSE rules, and the Company has concluded that Mercer’s work for the Compensation Committee does not raise any conflicts of interest.

Competitive Market Review. One of the key objectives of our executive compensation program is to retain and reward the right talent by providing reasonable and competitive compensation. Accordingly, in 2017, the Compensation Committee determined that it should establish a peer group applicable to the Company. Recognizing the evolving nature of the competitive landscape for executive talent, the Compensation Committee intends to reassess the peer companies on a periodic basis to evaluate the continued appropriateness of such peer companies. As part of its engagement with the Compensation Committee, WTW assisted with the development of the peer group.

Based on its review and after consideration of the skills, background and understanding of the business and regulatory environments that are required of the management team to run a U.S. listed company with all operations in China, WTW developed two sets of peer companies with the following characteristics:

•	Publicly listed Greater China companies primarily in the F&B, restaurant, retail, hospitality, and consumer goods and general industry and of similar revenue size to the Company.

•	For Greater China companies, additional criteria are applied to include companies of similar market prominence with globally mobile executive teams and rigorous pay governance practices and processes.

•	Publicly listed U.S. companies in the F&B, restaurant, hospitality and consumer goods industry and of similar revenue size as the Company.

46	YUM CHINA – 2018 Proxy Statement

EXECUTIVE COMPENSATION

Having considered the peer group selection criteria above and the comparability of each of the peer companies in terms of business size, industry, regulatory environment and source of executive talent, the Compensation Committee approved the following two peer groups of companies to be used for purposes of evaluating 2017 executive compensation decisions:

Greater China Peer Group	U.S. Peer Group

Cathay Pacific Airways Limited

China Mengniu Dairy Co. Ltd.

Chow Tai Fook Jewellery Group Ltd.

CLP Holdings Ltd.

Dah Chong Hong Holdings Limited

Esprit Holdings Limited

Inner Mongolia Yili Industrial Group Co., Ltd

MGM China Holdings Limited

Sands China Ltd.

Shangri-La Asia Limited

SJM Holdings Limited

Swire Pacific Limited

Swire Properties Limited

Techtronic Industries Company Limited

Want China Holdings Ltd.

WH Group Limited

Wilmar International Limited

Wynn Macau Ltd.

AutoZone, Inc.

Avon Products, Inc.*

Bloomin’ Brands, Inc.

Brinker International, Inc.

Campbell Soup Company*

Colgate-Palmolive Company

Conagra Brands, Inc.*

Constellation Brands, Inc.

Darden Restaurants, Inc.

Dean Foods Company*

Domino’s Pizza, Inc.

Dr Pepper Snapple Group, Inc.

General Mills, Inc.

Hilton Worldwide Holdings Inc.

Hormel Foods Corporation*

Hyatt Hotels Corporation

Kellogg Company*

Kimberly-Clark Corporation

L Brands, Inc.*

Marriott International, Inc.

McCormick & Company, Incorporated*

McDonald’s Corporation

MGM Resorts, International*

Molson Coors Brewing Company

Starbucks Corporation*

The Clorox Company*

The Gap, Inc.*

The Hershey Company

The J.M. Smucker Company*

The Wendy’s Company

Wyndham Worldwide Corporation

Yum! Brands, Inc.

*	Added to the peer group in September 2017 to provide a more robust group of peers based on the criteria noted above with respect to publicly listed U.S. companies.

The Company’s revenue size falls at or about the median of each of the peer groups.

YUM CHINA – 2018 Proxy Statement	47

EXECUTIVE COMPENSATION

Compensation Policies and Practices

Payments upon Termination of Employment. Currently, Ms. Wat is the only executive whom the Company has an agreement with that provides for severance payments upon termination of employment, the terms of which were determined during the negotiation of the CEO compensation offer considering the peer group data and the input of WTW.

The award agreements with respect to the Company’s outstanding equity awards provide for “double trigger” vesting pursuant to which outstanding awards will fully and immediately vest only if the executive is employed on the date of a change in control of the Company and is involuntarily terminated (other than for cause) on or within two years following the change in control.

In addition, in the case of an executive officer’s retirement, the Company provides retirement benefits described above and the continued ability to exercise vested SARs/Options in accordance with the underlying award agreements.

Compensation Recovery Policy. Pursuant to the Compensation Recovery Policy, in the event of any restatement of the Company’s financial statements due to material noncompliance with any financial reporting requirement under the securities laws, the Compensation Committee will recover or cancel any performance awards that were awarded to a current or former executive officer as a result of achieving performance targets that could not have been met under the restated results. The Company’s recovery authority applies to any performance award received by such individual during the three completed fiscal years immediately preceding the date on which the Company is required to prepare the restatement. Under the terms of the policy, a performance award means any cash or equity-based award that is made, vests or is payable based wholly or in part on the results of a financial reporting measure.

Equity-Based Awards Grant Policy. In 2017, the Compensation Committee adopted the Equity-Based Awards Grant Policy, which establishes certain procedures with respect to the granting of equity awards, including specifying pre-determined dates for annual and off-cycle grants and specifying that the Company will not purposely accelerate or delay the public release of material information in consideration of pending equity grants. All annual equity grants are to be effective as of the date that is two business days after the Company publicly discloses its results for the previous fiscal year.

Stock Ownership Guidelines. Under the Stock Ownership Guidelines, an executive is required to own a minimum value of shares (which may be met in actual shares and/or immediate rights to shares) in a guideline amount set under the Stock Ownership Guidelines for the executive’s position. An executive must meet 100% of the applicable guideline within five years of becoming subject to such guidelines, with 25% of the guideline to be met within two years, 50% within three years and 75% within four years. The table below shows the value of shares (as a multiple of annual base salary) that must be owned by each NEO. Each of the NEOs is expected to satisfy the applicable ownership multiple within the timeframe set forth in the Stock Ownership Guidelines.

NEOs	Multiple of Annual Base Salary
CEO	6X
CFO	3X
President & Chief Operating Officer	3X
Chief Legal Officer	2X
General Manager, KFC	2X

Hedging and Pledging of Company Stock. Under the Company’s Code of Conduct, no employee or director is permitted to engage in securities transactions that would allow such employee or director either to insulate himself or herself from, or profit from, a decline in the Company’s stock price. Similarly, no employee or director may enter into hedging transactions in Company stock. Such transactions include (without limitation) short sales as well as any hedging transactions in derivative securities (e.g., puts, calls, swaps or collars) or other speculative transactions related to the Company’s stock. Pledging of Company stock by executive officers and directors is also prohibited.

48	YUM CHINA – 2018 Proxy Statement

EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management.

Based on such review and discussion with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

Compensation Committee:

Edouard Ettedgui (Chair)

Jonathan S. Linen

William Wang

2017 SUMMARY COMPENSATION TABLE

The following table and footnotes summarize the total compensation awarded to, earned by or paid to the NEOs for fiscal year 2017 and, to the extent required by SEC executive compensation disclosure rules, fiscal years 2016 and 2015. The Company’s NEOs are its Chief Executive Officer, Chief Financial Officer, former Chief Financial Officer and the three other most highly compensated executive officers for the 2017 fiscal year.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option/ SAR Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)(7)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Micky Pant	2017	1,100,000	—	—	4,000,008	3,689,400	62,098	719,511	9,571,017
Chief Executive Officer	2016	1,013,645	—	1,500,007	4,500,017	2,470,417	63,974	881,776	10,429,836
	2015	849,038	—	355,012	1,419,011	1,473,548	42,979	950,622	5,090,210
Jacky Lo	2017	407,917	—	—	208,848	657,261	—	291,305	1,565,331
Chief Financial Officer and Treasurer
Joey Wat	2017	739,858	200,000	2,000,021	1,139,167	1,904,782	—	1,583,655	7,567,483
President and Chief Operating Officer	2016	626,775	—	899,486	1,096,251	1,231,175	—	979,262	4,832,949
	2015	590,000	—	—	1,059,813	518,500	—	1,560,728	3,729,041
Shella Ng	2017	396,058	179,663	1,007,342	379,722	553,331	—	1,240,914	3,757,030
Chief Legal Officer and Corporate Secretary	2016	369,408	—	649,489	418,935	425,112	—	854,506	2,717,450
	2015	359,243	—	—	185,558	135,147	—	900,935	1,580,883
Johnson Huang	2017	443,158	165,000	805,898	379,722	975,762	—	280,672	3,050,212
General Manager, KFC
Ted Stedem	2017	246,635		—	1,139,167	286,571	690	213,354	1,886,417
Former Chief Financial Officer	2016	439,931	—	500,020	649,072	400,712	229	829,754	2,819,718
	2015	356,280	—	—	120,076	160,867	—	514,250	1,151,473

YUM CHINA – 2018 Proxy Statement	49

EXECUTIVE COMPENSATION

(1)

The amounts reported in this column for Ms. Wat, Ms. Ng and Mr. Huang represent Founder’s cash retention awards approved by YUM in January 2016, in connection with the spin-off, the payment of which was subject to the executive’s continued employment through January 31, 2017.

(2)

The amounts reported in this column for 2017 represent the grant date fair value of the February RSU awards granted to Ms. Wat and the November RSU awards granted to Ms. Ng and Mr. Huang, calculated in accordance with Accounting Standards Codification Topic 718 (“ASC 718”), Compensation-Stock Compensation. See Note 15 to the Company’s Consolidated Financial Statements included in the Annual Report on Form 10-K for the year ended December 31, 2017 (the “Audited Financial Statements”).

(3)

The amounts reported in this column for 2017 represent the grant date fair value of the annual SAR awards granted to each of the NEOs, calculated in accordance with ASC 718. See Note 15 to the Company’s Audited Financial Statements for a discussion of the relevant assumptions used in calculating these amounts.

(4)

Amounts in this column reflect the annual incentive awards earned for the applicable fiscal year performance periods under the annual bonus program, which is described further in our Compensation Discussion and Analysis under the heading “Annual Performance-Based Cash Bonuses.”

(5)

Pursuant to SEC disclosure rules, the amounts reported for Messrs. Pant and Stedem represent above-market earnings credited under the YCHLRP that exceed 120% of the applicable federal long-term rate. Please see the narrative accompanying the “2017 Nonqualified Deferred Compensation” table for further information regarding the YCHLRP.

(6)	The amounts in this column for 2017 are explained in the All Other Compensation Table and footnotes to that table, which follow.

(7)

Certain compensation included in the All Other Compensation column was denominated in Chinese Renminbi. Mr. Lo and Ms. Ng’s salaries and 2017 bonus awards were denominated in Hong Kong dollars. Compensation paid in Chinese Renminbi or Hong Kong dollars were converted to U.S. dollars using an exchange rate of 6.7423 and 7.7923, respectively, for disclosure purposes.

50	YUM CHINA – 2018 Proxy Statement

EXECUTIVE COMPENSATION

2017 ALL OTHER COMPENSATION TABLE

The following table and footnotes summarize the compensation and benefits included under the “All Other Compensation” column in the 2017 Summary Compensation Table that were awarded to, earned by or paid to the Company’s NEOs, for the fiscal year ending December 31, 2017.

Name	Perquisites and other personal benefits ($)(1)	Tax Reimbursements ($)(2)	Insurance premiums ($)(3)	Retirement Scheme Contributions ($)(4)	Other ($)(5)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)
Mr. Pant	137,555	—	17,684	521,857	42,415	719,511
Mr. Lo	88,893	143,304	—	20,396	38,712	291,305
Ms. Wat	148,295	1,278,568	—	36,975	119,817	1,583,655
Ms. Ng	91,660	1,070,682	—	39,606	38,966	1,240,914
Mr. Huang	111,264	92,004	—	44,307	33,097	280,672
Mr. Stedem	68,244	—	562	40,411	104,137	213,354

(1)

Amounts in this column represent: for Messrs. Pant, Lo, and Huang and Ms. Ng, a housing reimbursement; for Ms. Wat, an education reimbursement ($26,111) and housing reimbursement ($122,184); and for Mr. Stedem, an education reimbursement ($12,412) and housing reimbursement ($55,832). Such amounts are valued based on the amounts paid directly to these NEOs or the service provider, as applicable.

(2)

Amounts in this column represent tax reimbursements for salary and expenditure/housing allowances. These tax reimbursements as well as the other overseas assignment allowances provided are intended to ensure that our executives serving on overseas assignments are in the same approximate financial position as they would have been if they have remained in their home country during their time on overseas assignment. As noted in the Compensation Discussion and Analysis, pursuant to her CEO letter agreement, Ms. Wat will no longer receive tax reimbursements, other than in connection with certain grandfathered benefits. Tax equalization benefits for Messrs. Lo and Huang were also eliminated, other than certain grandfathered tax equalization benefits.

(3)	These amounts reflect the income each NEO was deemed to receive from IRS tables related to Company provided life insurance in excess of $50,000.

(4)

This column represents allocations to the YCHLRP for Messrs. Pant and Stedem and contributions to the Bai Sheng Restaurants (Hong Kong) Limited Retirement Scheme for Mr. Lo, Ms. Wat, Ms. Ng and Mr. Huang.

(5)

This column reports the total amount of other benefits provided. Other than for certain benefits described below, none of the other benefits individually exceeded the greater of $25,000 or 10% of the total amount of these other benefits and the perquisites and other personal benefits shown in column (b) for the NEO. These other benefits consist of amounts paid for utilities, home leave expenses, transportation expenses, club memberships and executive physicals. In 2017, Mr. Pant received car expense reimbursement of $35,698, Mr. Stedem received home leave reimbursement of $39,133 and a repatriation expense reimbursement of $35,775, Mr. Lo received an additional cash payment of $30,030 for his service as interim CFO during 2017, and Ms. Wat received mobility premiums of $60,000. These amounts were valued based on the amounts paid directly to the NEO or the service provider, as applicable.

YUM CHINA – 2018 Proxy Statement	51

EXECUTIVE COMPENSATION

2017 GRANTS OF PLAN-BASED AWARDS

The following table provides information on the annual incentive program that the Company’s NEOs participated in during 2017 and the SARs and RSUs granted in 2017 to the Company’s NEOs. The per share value of each award is determined based on the Company’s stock price on the date of grant.

Name		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards; Number of Shares of Stock or Units (#)(2)	All Other Option/ SAR Awards; Number of Securities Underlying Options (#)(3)	Exercise or Base Price Option/SAR Awards ($/Sh)(4)	Grant Date Fair Value ($)(5)
	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Mr. Pant	—	—	1,430,000	4,290,000	—	—	—	—	—	—	—
	2/10/2017	—	—	—	—	—	—	—	392,477	26.56	4,000,008
Mr. Lo	—	—	318,440	955,320	—	—	—	—	—	—	—
	2/10/2017	—	—	—	—	—	—	—	20,492	26.56	208,848
Ms. Wat	—	—	738,288	2,214,863	—	—	—	—	—	—	—
	2/10/2017	—	—	—	—	—	—	—	111,774	26.56	1,139,167
	2/10/2017	—	—	—	—	—	—	75,302	—	—	2,000,021
Ms. Ng	—	—	257,363	772,090	—	—	—	—	—	—	—
	2/10/2017	—	—	—	—	—	—	—	37,258	26.56	379,722
	11/1/2017	—	—	—	—	—	—	25,253	—	—	1,007,342
Mr. Huang	—	—	388,905	1,166,714	—	—	—	—	—	—	—
	2/10/2017	—	—	—	—	—	—	—	37,258	26.56	379,722
	11/1/2017	—	—	—	—	—	—	20,203	—	—	805,898
Mr. Stedem	—	—	400,086	1,200,257	—	—	—	—	—	—	—
	2/10/2017	—	—	—	—	—	—	—	111,774	26.56	1,139,167

(1)

Amounts in columns (c), (d) and (e) provide the minimum amount, target amount and maximum amount payable as annual incentive compensation under the 2017 annual bonus program based on respective team performances and on individual performance during 2017. The actual amounts of annual incentive compensation awards paid for 2017 performance are shown in column (g) of the 2017 Summary Compensation Table. The performance measurements, performance targets and target bonus percentages are described in the Compensation Discussion and Analysis, beginning under the discussion of annual incentive compensation.

(2)

RSUs allow the grantee to receive the number of shares of the underlying common stock subject to the award upon vesting. The RSUs granted to Ms. Wat on February 10, 2017 vest 100% on the fourth anniversary of the grant date, subject to Ms. Wat’s continued employment through the vesting date. The RSUs granted to Ms. Ng on November 1, 2017 vest 25% on the first, second, third and fourth anniversaries of the grant date, subject to Ms. Ng’s continued employment through the applicable vesting date. The RSUs granted to Mr. Huang on November 1, 2017 vest 100% on the fourth anniversary of the grant date, subject to Mr. Huang’s continued employment through the vesting date. During the vesting period, the RSUs will be adjusted to reflect the accrual of dividend equivalents, which will be distributed in additional Company shares at the same time and to the extent the underlying shares vest.

(3)

SARs allow the grantee to receive, in cash or the number of shares of the underlying common stock that, in each case, is equal in value to the appreciation in the underlying common stock with respect to the number of SARs granted from the date of grant to the date of exercise. SARs become exercisable in equal installments on the first,

52	YUM CHINA – 2018 Proxy Statement

EXECUTIVE COMPENSATION

second, third and fourth anniversaries of the grant date, subject to the recipient’s continued employment through the applicable vesting date.

(4)	The exercise price of the SARs equals the closing price of the underlying common stock on the grant date.

(5)

The amounts reported in this column for 2017 represent the grant date fair value of the annual SAR awards granted to each of the NEOs and the RSU awards granted to Ms. Wat, Ms. Ng and Mr. Huang, calculated in accordance with ASC 718. See Note 15 to the Company’s Audited Financial Statements for a discussion of the relevant assumptions used in calculating these amounts.

YUM CHINA – 2018 Proxy Statement	53

EXECUTIVE COMPENSATION

OUTSTANDING EQUITY AWARDS AT 2017 YEAR-END

The following table shows the number of Company shares covered by exercisable and unexercisable SARs, and RSUs held by the Company’s NEOs on December 31, 2017. This table excludes any Yum shares received by the NEOs upon conversion of their outstanding YUM equity awards in connection with the spin-off.

		Option/SAR Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options/ SARs (#) Exercisable	Number of Securities Underlying Unexercised Options/ SARs (#) Unexercisable(1)		Option/ SAR Exercise Price ($)	Option/ SAR Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)		Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)
(a)	(b)	(c)	(d)		(e)	(f)	(g)		(h)	(i)	(j)
Mr. Pant
	2/5/2009	133,503	—		8.84	2/5/2019	—		—	—	—
	2/5/2010	113,250	—		9.96	2/5/2020	—		—	—	—
	2/4/2011	100,468	—		14.88	2/4/2021	—		—	—	—
	11/18/2011	93,672	—		16.25	11/18/2021	—		—	—	—
	2/8/2012	114,478	—		19.46	2/8/2022	—		—	—	—
	2/6/2013	89,779	—		19.00	2/6/2023	—		—	—	—
	2/5/2014	62,703	20,902	(i)	21.30	2/5/2024	—		—	—	—
	2/6/2015	43,980	43,980	(ii)	22.32	2/6/2025	—		—	—	—
	2/5/2016	51,970	155,913	(iii)	21.06	2/5/2026	—		—	—	—
	11/11/2016	36,634	109,904	(iv)	26.98	11/11/2026	55,732	(i)	2,230,407	—	—
	2/10/2017	—	392,477	(v)	26.56	2/10/2027	—		—	—	—
Mr. Lo	9/23/2016	—	—		—	—	873	(ii)	34,942	—	—
	2/10/2017	—	20,492	(v)	26.56	2/10/2027	—		—	—	—
Ms. Wat	2/6/2015	13,531	13,532	(ii)	22.32	2/6/2025	—		—	—	—
	3/25/2015	16,154	16,155	(vi)	23.90	3/25/2025	—		—	—	—
	1/4/2016	—	—		—	—	14,098	(iii)	564,211	—	—
	2/5/2016	10,329	30,987	(iii)	21.06	2/5/2026	—		—	—	—
	11/11/2016	12,211	36,635	(iv)	26.98	11/11/2026	18,578	(i)	743,496	—	—
	2/10/2017	—	111,774	(v)	26.56	2/10/2027	75,485	(iv)	3,020,920	—	—
Ms. Ng	2/8/2012	5,213	—		19.46	2/8/2022	—		—	—	—
	2/8/2012	13,901	—		19.46	2/8/2022	—		—	—	—
	2/6/2013	13,467	—		19.00	2/6/2023	—		—	—	—
	2/5/2014	9,175	3,059	(i)	21.30	2/5/2024	—		—	—	—
	2/6/2015	5,750	5,752	(ii)	22.32	2/6/2025	—		—	—	—
	1/4/2016	—	—		—	—	14,098	(iii)	564,211	—	—
	2/5/2016	2,926	8,780	(iii)	21.06	2/5/2026	—		—	—	—
	11/11/2016	6,105	18,318	(iv)	26.98	11/11/2026	9,290	(i)	371,768	—	—
	2/10/2017	—	37,258	(v)	26.56	2/10/2027	—		—	—	—
	11/1/2017	—	—		—	—	25,314	(v)	1,013,085	—	—
Mr. Huang	2/8/2012	8,994	—		19.46	2/8/2022	—		—	—	—
	2/6/2013	9,652	—		19.00	2/6/2023	—		—	—	—
	2/5/2014	—	6,797	(vii)	21.30	2/5/2024	—		—	—	—
	2/5/2014	7,137	2,379	(i)	21.30	2/5/2024	—		—	—	—
	2/6/2015	5,074	5,075	(ii)	22.32	2/6/2025	—		—	—	—
	1/4/2016	—	—		—	—	14,098	(iii)	564,211	—	—
	2/5/2016	3,443	10,329	(iii)	21.06	2/5/2026	—		—	—	—
	11/11/2016	6,105	18,318	(iv)	26.98	11/11/2026	9,290	(i)	371,768	—	—
	2/10/2017	—	37,258	(v)	26.56	2/10/2027	—		—	—	—
	11/1/2017	—	—		—	—	20,252	(vi)	810,492	—	—
Mr. Stedem	—	—	—		—	—	—		—	—	—

54	YUM CHINA – 2018 Proxy Statement

EXECUTIVE COMPENSATION

(1)	The actual vesting dates for unexercisable SARs are as follows:

(i)	Remainder of the unexercisable award vested on February 5, 2018.

(ii)	One-half of the unexercisable award vested or will vest on each of February 6, 2018 and 2019.

(iii)	One-third of the unexercisable award vested or will vest on each of February 5, 2018, 2019 and 2020.

(iv)	One-third of the unexercisable award will vest on each of November 11, 2018, 2019 and 2020.

(v)	One-fourth of the unexercisable award vested or will vest on each of February 10, 2018, 2019, 2020 and 2021.

(vi)	One-half of the unexercisable award will vest on each of March 25, 2018 and 2019.

(vii)	100% of the unexercisable award will vest on February 5, 2018.

(2)

The RSUs reported in this column include additional RSUs received with respect to dividends and which remain subject to the same underlying vesting conditions. The actual vesting dates for unvested RSUs are as follows:

(i)	The RSUs vest one-half on each of November 11, 2018 and 2019.

(ii)	The RSUs vest one-half on each of September 23, 2018 and 2019.

(iii)	The RSUs vest one-third on January 4, 2018 and two-thirds on January 4, 2019.

(iv)	The RSUs vest in full on February 10, 2021.

(v)	The RSUs vest one-fourth on November 1, 2018, 2019, 2020 and 2021.

(vi)	The RSUs vest in full on November 1, 2021.

(3)	The market value of these awards are calculated by multiplying the number of shares covered by the award by $40.02, the closing price of the Company’s stock on the NYSE on December 29, 2017.

YUM CHINA – 2018 Proxy Statement	55

EXECUTIVE COMPENSATION

2017 OPTION/SAR EXERCISES AND STOCK VESTED

The table below shows the number of Company shares acquired during 2017 upon the exercise of Company SAR awards and the vesting of Company stock awards and before payment of applicable withholding taxes and broker commissions. This table does not include any shares acquired upon the exercise or vesting of outstanding YUM equity awards.

	Option/SAR Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
(a)	(b)	(c)	(d)	(e)
Mr. Pant	59,409	2,081,701	—	—
Mr. Lo	—	—	434	17,244
Ms. Wat	—	—	4,687	124,771
Ms. Ng	—	—	4,687	124,771
Mr. Huang	—	—	4,687	124,771
Mr. Stedem	39,982	1,437,876	—	—

Nonqualified Deferred Compensation

During 2017, Messrs. Pant and Stedem were the only NEOs who participated in the YCHLRP, an unfunded, unsecured account-based plan maintained by the Company. In 2017, the YCHLRP provided an annual allocation to the accounts of Messrs. Pant and Stedem equal to 20% and 8%, respectively, of their respective salary plus target bonus.

The YCHLRP provides an annual earnings credit to each participant’s account based on the value of the participant’s account at the end of each year. Under the YCHLRP, Messrs. Pant and Stedem each received an annual earnings credit equal to 5% of their account balances. The Company’s contributions for 2017 were equal to 20% and 8%, respectively, of Messrs. Pant and Stedem’s salaries plus target bonuses.

Under the YCHLRP, participants age 55 or older are entitled to a lump sum distribution of their account balance in the quarter following their separation of employment. Participants under age 55 with a vested YCHLRP benefit, combined with any other deferred compensation benefits covered under Code Section 409A exceeding $15,000, will not receive a distribution until the calendar quarter following the participant’s 55th birthday.

The Company offers certain executives working in China retirement benefits under the Bai Sheng Restaurants (Hong Kong) Limited Retirement Scheme. Under this program, the Company provides a company funded contribution ranging from 5% to 10% of an executive’s base salary. The Company’s contributions for 2017 were equal to 5% of salary for each of Mr. Lo and Ms. Wat and 10% of salary for each of Ms. Ng and Mr. Huang. Additionally, upon termination, participants receive a lump sum equal to a percentage of the Company’s contributions, including investment returns. This percentage is based on a vesting schedule that provides participants with a vested 30% interest upon completion of a minimum of three years of service, and an additional 10% vested interest for each additional completed year, up to a maximum of 100%. Participants may elect a variety of mutual funds in which to invest their account balances under the plan.

56	YUM CHINA – 2018 Proxy Statement

EXECUTIVE COMPENSATION

2017 NONQUALIFIED DEFERRED COMPENSATION TABLE

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)(1)	Aggregate Earnings in Last Fiscal Year ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(3)
	(a)	(b)	(c)	(d)	(e)
Mr. Pant	—	521,857	168,745	—	4,033,796
Mr. Lo	—	20,396	—	—	26,234	(4)
Ms. Wat	—	36,975	—	—	106,085	(4)
Ms. Ng	—	39,606	—	—	491,642	(4)
Mr. Huang	—	44,307	—	—	216,366	(4)
Mr. Stedem	—	40,411	1,875	—	77,835

(1)

Amounts in this column primarily reflect allocations to the YCHLRP for Messrs. Pant and Stedem and allocations to the Bai Sheng Restaurants (Hong Kong) Limited Retirement Scheme for Mr. Lo, Ms. Wat, Ms. Ng and Mr. Huang.

(2)

Amounts in this column reflect earnings during the last fiscal year on amounts deferred under the YCHLRP. All earnings for Messrs. Pant and Stedem are based on the earnings credit provided under the YCHLRP described in the narrative above this table. For Messrs. Pant and Stedem, of the earnings reflected in this column, $62,098 and $690, respectively, was deemed above-market earnings accruing to their accounts under the YCHLRP. For above-market earnings on nonqualified deferred compensation, see the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the 2017 Summary Compensation Table. Under the Hong Kong Data Privacy Act, the administrator of the Bai Sheng Restaurants (Hong Kong) Limited Retirement Scheme is restricted from disclosing individual account balances under that plan and, accordingly, the Company is unable to compile earnings information with respect to this plan. Under the terms of the plan, participants may elect a variety of mutual funds in which to invest their account balances under the plan.

(3)

The amounts reflected in this column are the year-end balances for Messrs. Pant and Stedem under the YCHLRP and the estimated year-end balances for Mr. Lo, Ms. Wat, Ms. Ng and Mr. Huang under the Bai Sheng Restaurants (Hong Kong) Limited Retirement Scheme.

(4)

This amount represents the aggregate amount of the Company’s contributions, excluding investment returns. See note (2) to this table for further information regarding investment returns with respect to the Bai Sheng Restaurants (Hong Kong) Limited Retirement Scheme. This amount was denominated in Hong Kong dollars and was converted to U.S. dollars using an exchange rate of 7.7923 for disclosure purposes.

Potential Payments upon a Termination or a Change in Control

YCHLRP. Under the YCHLRP, participants age 55 are entitled to a lump sum distribution of their account balance following their termination of employment, subject to any delay required to comply with applicable law. Participants under age 55 who terminate with more than five years of service will receive their account balance at their 55th birthday. As of December 31, 2017, Mr. Pant and Mr. Stedem each had balances under the YCHLRP of $4,033,796 and $77,835, respectively.

YUM CHINA – 2018 Proxy Statement	57

EXECUTIVE COMPENSATION

Severance and Change in Control Arrangements. As of December 31, 2017, Ms. Wat was the only executive with whom the Company had an agreement that provided for severance payments upon termination of employment. However, Ms. Wat’s agreement did not provide for any enhancement of severance in connection with a change in control, nor was the Company a party to any other severance or change in control agreements that would entitle any of the NEOs to severance benefits upon a termination or a change in control. Under the terms of Ms. Wat’s letter agreement, if Ms. Wat’s employment is terminated by the Company without “cause” prior to March 1, 2021, then Ms. Wat will be entitled to a severance payment, payable in monthly installments, equal to two times her base salary and annual bonus target ($5,060,000), subject to Ms. Wat’s execution of a post-termination agreement that includes restrictive covenants relating to non-solicitation, non-competition and non-disclosure.

In addition, Mr. Pant is subject to a letter of understanding with the Company that specifies that any post-spin-off equity awards from the Company will be eligible for continued vesting upon retirement, provided Mr. Pant (i) is actively employed for at least one year following the grant date, (ii) provides at least six months notification of intention to retire, and (iii) signs non-solicitation and non-compete agreements. The letter of understanding also provides that Mr. Pant’s unvested awards from YUM will continue to vest during his employment with the Company and, upon his separation from the Company, Mr. Pant will be treated as a retiree from YUM, his vested SARs can be held until the term expires, and he will receive pro-rated vesting of his unvested SARs. In connection with his stepping down as CEO and assuming the position of Senior Advisor effective March 1, 2018, the outstanding equity awards of Mr. Pant will be allowed to continue to vest under the terms of his letter of under-

standing dated October 28, 2016 and his transition agreement dated September 29, 2017 (estimated value of Company SARs of $10,841,731, YUM SARs of $6,905,175 and Company RSUs of $2,230,407, in each case based on the closing price of a Company or YUM share, as applicable, as reported on December 29, 2017).

In connection with Mr. Stedem’s separation from the Company, the Compensation Committee approved the payment of a pro rata 2017 annual cash bonus to Mr. Stedem, for his period of service from January 1, 2017 to June 1, 2017, subject to the achievement of at least target Company performance for 2017 and with such payment to be made on the same terms and at the same time as annual bonuses are payable to the Company’s other executive officers. For 2017, Mr. Stedem received a prorated annual bonus of $286,571. The Compensation Committee also approved the reimbursement of air travel for Mr. Stedem and his family to the United States and certain relocation expenses in connection with Mr. Stedem’s relocation to the United States of $35,775. In consideration for such payments, Mr. Stedem will be bound by certain confidentiality, non-disparagement, non-solicitation and non-competition covenants.

Under the terms of our equity agreements, all outstanding stock options and/or SARs would fully and immediately vest following a change in control if the executive is employed on the date of the change in control of the Company and is involuntarily terminated (other than for cause) on or within two years following the change in control.

The below table shows the amount of payments and other benefits that each NEO would have received upon a change in control and involuntary termination on December 31, 2017.

	Pant $	Lo $	Wat $	Ng $	Huang $
Accelerated Vesting of SARs	10,841,731	275,822	3,069,647	1,065,903	1,197,799
Accelerated Vesting of RSUs	2,230,407	34,942	4,328,627	1,949,064	1,746,471

TOTAL	13,072,138	310,765	7,398,274	3,014,967	2,944,270

In addition, if a change in control of the Company had occurred as of December 31, 2017, the NEOs would have been entitled to receive the accelerated vesting of their equity awards with respect to YUM, with the value of such awards as follows: for Mr. Pant, $6,905,175; for Ms. Wat, $1,787,567; for Ms. Ng, $542,676; and for Mr. Huang, $764,313.

58	YUM CHINA – 2018 Proxy Statement

EXECUTIVE COMPENSATION

PAY RATIO DISCLOSURE

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Company is providing the following disclosure about the relationship of the annual total compensation of our employees to the annual total compensation of Mr. Pant, our CEO during 2017.

Identification of Median Pay Employee

The Company employed over 450,000 persons as of year-end 2017, and substantially all of them are based in China. Given the nature of its operations, approximately 91% of the Company’s employees were restaurant crewmembers. More than 60% of the crewmembers, many attending university at the same time, worked part-time and were paid on an hourly basis. Our wage rates for crewmembers are determined based on a number of factors, including, but not limited to, cost of living, labor supply and demand and competitive market pay rates in the city in which the crewmember works.

We selected December 31, 2017, as the date on which to determine our median employee. For purposes of identifying the median employee from the employee population base, we considered the total compensation of all of our employees, as compiled from our payroll records. In addition, we measured compensation for purposes of determining the median employee using December 2017 payroll records. Compensation paid in foreign currencies was converted to U.S. dollars based on a weighted average exchange rate for the relevant period.

Using this methodology, our median employee, other than Mr. Pant, was identified as a part-time crewmember located in a second tier city in China.

Ratio

For 2017,

•	The annual total compensation of the median employee, as identified above, was $3,396.

•	Mr. Pant’s annual total compensation, as reported in the Total column of the 2017 Summary Compensation Table, was $9,571,017.

•	Based on this information, the ratio of the annual total compensation of Mr. Pant to the median of the annual total compensation of all employees is estimated to be 2,818 to 1.

Accordingly, our pay ratio is significantly impacted by the fact that substantially all of our employees are based in China, approximately 60% of our over 420,000 crewmembers are employed on a part-time and hourly basis, and wage variation occurs based on the cities in which our restaurants are located.

The above ratio and annual total compensation amount of the median employee are reasonable estimates that have been calculated using methodologies and assumptions permitted by SEC rules. The Company notes that its ratio and annual total compensation amount may not be directly comparable to those of other companies because the methodologies and assumptions used to identify the median employee may vary significantly among companies.

YUM CHINA – 2018 Proxy Statement	59

2017 DIRECTOR COMPENSATION

The Company primarily uses stock-based compensation to attract and retain qualified candidates to serve on the Board. In setting director compensation, the Board considers the significant amount of time that directors expend in fulfilling their duties to the Company as well as the skill level required by the Company of members of the Board. The Nominating and Governance Committee of the Board considers advice from the compensation consultant and reviews and makes recommendations to the Board with respect to the compensation and benefits of directors on an annual basis.

Non-Employee Directors Retainer. Our non-employee directors were each compensated in 2017 with a retainer equal to $225,000, payable in Company common stock or, if requested by a director, up to one-half in cash. These retainers were paid in late 2017 to compensate the directors for their service from November 1, 2017, through October 31, 2018.

Chairman and Committee Chairperson Retainer. In 2017, in addition to the annual retainer paid to all non-employee directors, the Chairman of the Board (Dr. Hu) received an additional annual cash retainer of $225,000. The Chairperson of the Audit Committee (Mr. Hsieh) received an additional $20,000 stock retainer, the Chairperson of the Compensation Committee (Mr. Ettedgui) received an additional $15,000 stock retainer, and the Chairperson of the Nominating and Governance Committee (Dr. Hu) received an additional $10,000 stock retainer. These retainers were paid in late 2017 to compensate the directors for their service from November 1, 2017, through October 31, 2018.

Employee Directors. Employee directors do not receive additional compensation for serving on the Board of Directors.

Changes to Director Compensation. The Company’s 2017 and earlier director compensation structure had been determined by the board of directors of YUM prior to the spin-off. After considering the advice of the compensation consultant, the Company adjusted its director compensation structure in December 2017, effective June 1, 2018, to better reflect the fact that the Company’s directors require knowledge, expertise, time and efforts beyond what is typical of directors of peer companies due to the Company’s demands in areas of both U.S. and China regulatory regimes and business practices.

Effective June 1, 2018, our non-employee directors will each be compensated with an annual retainer equal to $275,000, payable in Company common stock or, if requested by a director, up to one-half in cash. In addition to the annual retainer paid to all non-employee directors, the Chairman of the Board will receive an additional annual cash retainer of $225,000, the Chairperson of the Audit Committee will receive an additional $30,000 stock retainer annually, the Chairperson of the Compensation Committee will receive an additional $20,000 stock retainer annually, and the Chairperson of the Nominating and Governance Committee will receive an additional $15,000 stock retainer annually.

In December 2017, the Board also established a Food Safety Committee. The Board approved annual stock retainer for the Chairperson of the Food Safety Committee of $10,000 (prorated for the period from January 1, 2018 to May 31, 2018) and $15,000 (effective June 1, 2018).

The Nominating and Governance Committee of the Board will continue to consider advice from the Compensation Committee’s independent compensation consultant and review and make recommendations to the Board with respect to the compensation and benefits of directors on an annual basis.

60	YUM CHINA – 2018 Proxy Statement

2017 DIRECTOR COMPENSATION

The table below summarizes compensation paid to each non-employee director during 2017.

Name	Fees Earned or Paid in Cash($)(1)	Stock Awards ($)(2)	Option/SAR Awards ($)(3)	Total ($)
Peter A. Bassi	112,510	112,490	—	225,000
Christian L. Campbell	20	224,980	—	225,000
Ed Yiu-Cheong Chan	20	224,980	—	225,000
Edouard Ettedgui	22	239,978	—	240,000
Louis T. Hsieh	36	244,964	—	245,000
Fred Hu	225,008	234,992	—	460,000
Jonathan S. Linen	20	224,980	—	225,000
Ruby Lu	20	224,980	—	225,000
Zili Shao	20	224,980	—	225,000
William Wang	33	299,967	—	300,000

(1)

Represents the portion of the annual retainer that the director elected to receive in cash rather than equity with respect to Mr. Bassi, cash fees received in lieu of fractional shares by Messrs. Campbell, Chan, Ettedgui, Hsieh, Linen, Shao and Wang and Ms. Lu and the annual cash retainer paid to Dr. Hu as Chairman of the Board.

(2)

Represents the grant date fair value for annual stock retainer awards granted in 2017. Each director received shares of Company common stock determined by dividing the applicable annual retainer by the closing market price of a share of Company common stock on the date of grant, with any fractional shares paid in cash rather than equity. In connection with his appointment to the Board in July 2017, Mr. Wang also received an equity award based on the annual grant value of $225,000, prorated for his service on the Board in 2017.

(3)

At December 31, 2017, the aggregate number of Company SARs outstanding for each non-employee director are set forth in the following table. These SARs were received by the applicable non-employee directors in connection with the adjustment of their outstanding YUM equity awards.

Name	SARs
Peter A. Bassi	—
Christian L. Campbell	167,415
Ed Yiu-Cheong Chan	—
Edouard Ettedgui	—
Louis T. Hsieh	—
Fred Hu	—
Jonathan S. Linen	—
Ruby Lu	22,943
Zili Shao	—
William Wang	—

Stock Ownership Requirements. Although our directors are not subject to the Stock Ownership Guidelines, which apply to management, we expect our directors to own a meaningful number of shares of Company common stock and we do have a share retention policy in place for directors. Pursuant to this policy, no director may sell any shares received as director compensation until at least 12 months following the director’s retirement or departure from the Board.

YUM CHINA – 2018 Proxy Statement	61

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes, as of December 31, 2017, the equity compensation we may issue to our directors, officers, employees and other persons under the Company’s Long Term Incentive Plan (the “LTIP”), which was approved by YUM as the Company’s sole stockholder prior to the spin-off.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)		(b)		(c)
Equity compensation plans approved by security holders	23,565,936	(1)	18.96	(2)	14,651,155	(3)
Equity compensation plans not approved by security holders	—		—		—

TOTAL	23,565,936		18.96		14,651,155

(1)	Includes 1,970,287 shares issuable in respect of restricted stock units and executive income deferral awards.

(2)

Restricted stock units and executive income deferral awards do not have an exercise price. Accordingly, this amount represents the weighted-average exercise price of outstanding stock appreciation rights.

(3)

After the spin-off, full value awards granted to the Company’s employees under the LTIP, including restricted stock units and performance stock units, will reduce the number of shares available for issuance by two shares. Stock appreciation rights granted to the Company’s employees under the LTIP will reduce the number of shares available for issuance only by one share.

62	YUM CHINA – 2018 Proxy Statement

AUDIT COMMITTEE REPORT

Who serves on the Audit Committee of the Board of Directors?

The members of the Audit Committee are Louis T. Hsieh (Chair), Peter A. Bassi, Ed Yiu-Cheong Chan and Ruby Lu. The Board of Directors has determined that all of the members of the Audit Committee are independent within the meaning of applicable SEC regulations and the listing standards of the NYSE and that Mr. Hsieh, the Chairperson of the Audit Committee, is qualified as an audit com-

mittee financial expert within the meaning of SEC regulations. The Board has also determined that Mr. Hsieh has accounting and related financial management expertise within the meaning of the listing standards of the NYSE and that each member of the Audit Committee is financially literate within the meaning of the NYSE listing standards.

What document governs the activities of the Audit Committee?

The Audit Committee operates under a written charter adopted by the Board of Directors. The Audit Committee’s responsibilities are set forth in the charter. The Audit Committee annually reviews and reassesses the adequacy of its charter and recommends any proposed changes to the Board for approval. The charter is available on our website at ir.yumchina.com.

What are the responsibilities of the Audit Committee?

The Audit Committee assists the Board in fulfilling its responsibilities for general oversight of the integrity of the Company’s financial statements, the adequacy of the Company’s system of internal controls and procedures and disclosure controls and procedures, the Company’s risk management, the Company’s compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence and the performance of the Company’s internal audit function and independent auditor. The Audit Committee has the authority to obtain advice and assistance from independent legal, accounting or other advisors as the Audit Committee deems necessary or appropriate to carry out its duties and receive appropriate funding, as determined by the Audit Committee, from the Company for such advice and assistance.

The Audit Committee has sole authority to appoint, determine funding for or replace the independent auditor and manages the Company’s relationship with its independent auditor, which reports directly to the Audit Committee.

Each year, the Audit Committee evaluates the performance, qualifications and independence of the independent auditor. In doing so, the Audit Committee considers whether the independent auditor’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor’s independence, taking into account the opinions of management and internal auditor.

The members of the Audit Committee meet periodically in separate executive sessions with management (including the Company’s Chief Financial Officer and Principal Accounting Officer), the internal auditors and the independent auditor, and have such other direct and independent interaction with such persons from time to time as the members of the Audit Committee deem appropriate. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee.

YUM CHINA – 2018 Proxy Statement	63

AUDIT COMMITTEE REPORT

What matters have members of the Audit Committee discussed with management and the independent auditor?

As part of its oversight of the Company’s financial statements, the Audit Committee reviews and discusses with both management and the Company’s independent auditor all annual and quarterly financial statements prior to their issuance. During 2017, management advised the Audit Committee that each set of financial statements reviewed had been prepared in accordance with accounting principles generally accepted in the U.S. and reviewed significant accounting and disclosure issues with the Audit Committee. These reviews included discussions with the independent auditor of matters required to be discussed pursuant to applicable requirements of the PCAOB and the SEC, including the quality (not merely the acceptability) of the Company’s accounting principles, the reasonableness of significant judgments, the clarity of disclosures in the financial statements and disclosures related to critical accounting practices. The Audit Committee has also discussed with KPMG matters relating to its independence, including a review of audit and non-audit fees and the written disclosures and letter received from KPMG required by applicable requirements of the PCAOB regarding KPMG’s communica-

tions with the Audit Committee concerning independence. The Audit Committee also considered whether non-audit services provided by the independent auditor are compatible with the independent auditor’s independence. The Audit Committee also received regular updates, and written summaries as required by the PCAOB rules (for tax and other services), on the amount of fees and scope of audit, audit-related, tax and other services provided.

In addition, the Audit Committee reviewed key initiatives and programs aimed at strengthening the effectiveness of the Company’s internal and disclosure control structure. As part of this process, the Audit Committee monitored the scope and adequacy of the Company’s internal auditing program, reviewing staffing levels and steps taken to implement recommended improvements in internal procedures and controls. The Audit Committee also reviewed and discussed legal and compliance matters with management, and, as necessary or advisable, the Company’s independent auditor.

Has the Audit Committee made a recommendation regarding the audited financial statements for fiscal 2017?

Based on the Audit Committee’s discussions with management and the independent auditor and the Audit Committee’s review of the representations of management and the report of the independent auditor to the Board of Directors, and subject to the limitations on the Audit Committee’s role and responsibilities referred to above and in the Audit Committee Charter, the Audit Committee recommended to the Board of Directors that it include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 for filing with the SEC.

Who prepared this report?

This report has been furnished by the members of the Audit Committee:

Louis T. Hsieh, Chair

Peter A. Bassi

Ed Yiu-Cheong Chan

Ruby Lu

64	YUM CHINA – 2018 Proxy Statement

ADDITIONAL INFORMATION

Who pays the expenses incurred in connection with the solicitation of proxies?

Expenses in connection with the solicitation of proxies will be paid by us. Proxies are being solicited principally by mail, by telephone and through the Internet. We have retained Georgeson Inc. to act as a proxy solicitor for a fee estimated to be $9,500, plus reimbursement of out-of-pocket expenses. In addition, our directors, officers and regular employees, without additional compensation, may solicit proxies personally, by e-mail, telephone, fax or special letter. We will reimburse brokerage firms and others for their expenses in forwarding proxy materials to the beneficial owners of shares of Company common stock.

How may I elect to receive stockholder materials electronically and discontinue my receipt of paper copies?

Stockholders with shares registered directly in their name who received stockholder materials in the mail may elect to receive future annual reports and proxy statements from us and to vote their shares through the Internet instead of receiving copies through the mail. We are offering this service to provide stockholders with added convenience, to reduce our environmental impact and to reduce annual report printing and mailing costs.

To elect this option, go to www.amstock.com, click on Stockholder Account Access, log in and locate the option to receive Company mailings via e-mail. Stockholders who elect this option will be notified by mail how to access the proxy materials and how to vote their shares on the Internet or by phone.

If you consent to receive future proxy materials electronically, your consent will remain in effect unless it is withdrawn by writing our transfer agent, American Stock Transfer and Trust Company, LLC, 6201 15th Avenue, Brooklyn, NY 11219 or by logging onto our transfer agent’s website at www.amstock.com and following the applicable instructions. Also, while this consent is in effect, if you decide you would like to receive a paper copy of the proxy materials, you may call, write or e-mail American Stock Transfer and Trust Company, LLC or Yum China Holdings, Inc., 7100 Corporate Drive, Plano, Texas 75024, or Yum China Holdings, Inc., Yum China Building, 20 Tian Yao Qiao Road, Shanghai 200030, People’s Republic of China, Attention: Corporate Secretary.

YUM CHINA – 2018 Proxy Statement	65

ADDITIONAL INFORMATION

I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

The Company has adopted a procedure called “householding,” which has been approved by the SEC. The Company and some brokers household proxy materials, delivering a single Notice and, if applicable, this proxy statement and the annual report, to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders or they participate in electronic delivery of proxy materials. Stockholders who participate in householding will continue to access and receive separate proxy cards. This process will help reduce our printing and postage fees, as well as save natural resources. If at any time you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to Yum China Holdings, Inc., 7100 Corporate Drive, Plano, Texas 75024, or to Yum China Holdings, Inc., Yum China Building, 20 Tian Yao Qiao Road, Shanghai 200030 People’s Republic of China, Attention: Investor Relations.

May I propose actions for consideration at next year’s annual meeting of the Company’s stockholders or nominate individuals to serve as directors?

Under the rules of the SEC, if a stockholder wants us to include a proposal in our proxy statement and proxy card for presentation at the 2019 annual meeting of the Company’s stockholders, the proposal must be received by our Corporate Secretary at our principal executive offices, Yum China Holdings, Inc., 7100 Corporate Drive, Plano, Texas 75024, or Yum China Holdings, Inc., Yum China Building, 20 Tian Yao Qiao Road, Shanghai 200030, People’s Republic of China, by November 30, 2018. We strongly encourage any stockholder interested in submitting a proposal to contact our Chief Legal Officer in advance of this deadline to discuss the proposal. Stockholders may want to consult knowledgeable counsel with regard to the detailed requirements of applicable securities laws. Submitting a proposal does not guarantee that we will include it in our proxy statement.

Under our amended and restated bylaws, stockholders may also nominate persons for election as directors at an annual meeting or introduce an item of business that is not included in our proxy statement. These procedures provide that nominations for director nominees and/or an item of business to be introduced at an annual meeting must be submitted in writing to our Corporate Secretary at our principal executive offices, and the stockholder submitting any such nomination or item of business must include information set forth in our amended and restated bylaws. For the 2019 annual meeting of the Company’s stockholders, we must receive the notice of your intention to introduce a nomination or to propose an item of business no earlier than January 11, 2019 and no later than February 10, 2019, unless we hold the 2019 annual meeting before April 11, 2019 or after June 10, 2019, in which case notice must be received no later than 10 days after notice of the date of the annual meeting is mailed or public disclosure of the date of the annual meeting is made, whichever first occurs. Stockholders must also satisfy the other requirements specified in our amended and restated bylaws. You may contact the Company’s Corporate Secretary at the address mentioned above for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

66	YUM CHINA – 2018 Proxy Statement

ADDITIONAL INFORMATION

Is any other business expected to be conducted at the Annual Meeting?

The Board is not aware of any matters that are expected to come before the Annual Meeting other than those referred to in this proxy statement. If any other matter should come before the Annual Meeting, the individuals named on the form of proxy intend to vote the proxies in accordance with their best judgment.

The chairman of the Annual Meeting may refuse to allow the transaction of any business, or to acknowledge the nomination of any person, not made in compliance with the foregoing procedures.

YUM CHINA – 2018 Proxy Statement	67

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until at 11:59 PM (local time) the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. (local time) the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. YUM CHINA HOLDINGS, INC. 7100 CORPORATE DRIVE PLANO, TX 75024 E42343-P02209 YUM CHINA HOLDINGS, INC. The Board of Directors recommends you vote FOR the following: 1. Election of Directors For Against Abstain Nominees: ! ! ! 1a. Louis T. Hsieh ! ! ! 1b. Jonathan S. Linen ! ! ! 1c. Muktesh “Micky” Pant ! ! ! 1d. William Wang For Against Abstain The Board of Directors recommends you vote FOR proposals 2 and 3. ! ! ! 2. Ratification of Independent Auditor ! ! ! 3. Advisory Vote to Approve Executive Compensation NOTE: The proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting or any adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com. E42344-P02209 YUM CHINA HOLDINGS, INC. Annual Meeting of Stockholders May 11, 2018 8:30 AM This proxy is solicited by the Board of Directors The undersigned stockholder(s) hereby appoint(s) Shella Ng and Jacky Lo, or either of them, as proxies, each with the power to appoint his/her substitute, revoking all proxies previously given, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy, all of the shares of common stock of Yum China Holdings, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:30 a.m. local time, on May 11, 2018, atthe Mandarin Oriental Hong Kong, 5 Connaught Road, Central, Hong Kong, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side